                                                                       EXECUTION

                                   EXHIBIT 5.2

                         RECEIVABLES PURCHASE AGREEMENT


                          DATED AS OF JANUARY 16, 2003


                                  BY AND AMONG



                          HARRISON STREET FUNDING, LLC


                                    AS SELLER

                                       AND

                            CHURCH & DWIGHT CO., INC.

                               AS INITIAL SERVICER

                                       AND

                       MARKET STREET FUNDING CORPORATION,

                                    AS ISSUER

                                       AND

                         PNC BANK, NATIONAL ASSOCIATION,

                                AS ADMINISTRATOR



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                                TABLE OF CONTENTS

                                                                                                           PAGE
                                                                                                           ----
ARTICLE I. AMOUNTS AND TERMS OF THE PURCHASES...............................................................1
         Section 1.1  Purchase Facility.....................................................................1
         Section 1.2  Making Purchases......................................................................2
         Section 1.3  Purchased Interest Computation........................................................2
         Section 1.4  Settlement Procedures.................................................................3
         Section 1.5  Fees..................................................................................6
         Section 1.6  Payments and Computations, Etc........................................................6
         Section 1.7  Increased Costs.......................................................................6
         Section 1.8  Requirements of Law...................................................................8
         Section 1.9  Inability to Determine Euro-Rate......................................................9


ARTICLE II. REPRESENTATIONS AND WARRANTIES; COVENANTS; TERMINATION EVENTS...................................9
         Section 2.1  Representations and Warranties; Covenants.............................................9
         Section 2.2  Termination Events...................................................................10


ARTICLE III. INDEMNIFICATION...............................................................................10
         Section 3.1  Indemnities by the Seller............................................................10
         Section 3.2  Indemnities by the Servicer..........................................................12


ARTICLE IV. ADMINISTRATION AND COLLECTIONS.................................................................12
         Section 4.1  Appointment of the Servicer..........................................................12
         Section 4.2  Duties of the Servicer...............................................................13
         Section 4.3  Lock-Box Arrangements................................................................14
         Section 4.4  Enforcement Rights...................................................................15
         Section 4.5  Responsibilities of the Seller.......................................................15
         Section 4.6  Servicing Fee........................................................................16


ARTICLE V. MISCELLANEOUS...................................................................................16
         Section 5.1  Amendments, Etc......................................................................16
         Section 5.2  Notices, Etc.........................................................................16
         Section 5.3  Assignability........................................................................17
         Section 5.4  Costs, Expenses and Taxes............................................................18
         Section 5.5  No Proceedings; Limitation on Payments...............................................18
         Section 5.6  Confidentiality......................................................................18
         Section 5.7  GOVERNING LAW AND JURISDICTION.......................................................19
         Section 5.8  Execution in Counterparts............................................................20
         Section 5.9  Survival of Termination..............................................................20
         Section 5.10 WAIVER OF JURY TRIAL.................................................................20
         Section 5.11 Entire Agreement.....................................................................20




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
         Section 5.12 Headings.............................................................................20
         Section 5.13 Issuer's Liabilities.................................................................21


1EXHIBIT I      DEFINITIONS...............................................................................I-1


EXHIBIT II      CONDITIONS OF PURCHASES..................................................................II-1


EXHIBIT III     REPRESENTATIONS AND WARRANTIES..........................................................III-1


EXHIBIT IV      COVENANTS................................................................................IV-1


EXHIBIT V       TERMINATION EVENTS........................................................................V-1


SCHEDULE I      CREDIT AND COLLECTION POLICY..............................................................I-1



SCHEDULE II     LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS.....................................................II-1


SCHEDULE III    TRADE NAMES.............................................................................III-1


SCHEDULE IV     OFFICE LOCATIONS.........................................................................IV-1

SCHEDULE V      PROCEEDINGS...............................................................................V-1


ANNEX A         FORM OF INFORMATION PACKAGE...............................................................A-1


ANNEX B         FORM OF PURCHASE NOTICE...................................................................B-1


ANNEX C         FORM OF PAYDOWN NOTICE....................................................................C-1



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


                                                                       EXECUTION

         This RECEIVABLES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") is entered into as of January 16, 2003, by and among HARRISON STREET FUNDING, LLC, a Delaware limited liability company, as seller (the "Seller"), CHURCH & DWIGHT CO., INC., a Delaware corporation ("Church & Dwight"), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "Servicer"), MARKET STREET FUNDING CORPORATION, a Delaware corporation (together with its successors and permitted assigns, the "Issuer"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC"), as administrator (in such capacity, together with its successors and assigns in such capacity, the "Administrator").

         PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I. References in the Exhibits hereto to the "Agreement" refer to this Agreement, as amended, supplemented or otherwise modified from time to time.

         The Seller desires to sell, transfer and assign an undivided variable percentage interest in a pool of receivables, and the Issuer desires to acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments that are made by the Issuer. Notwithstanding the foregoing, the parties hereto acknowledge and intend that the transactions contemplated hereby will be treated for accounting and tax purposes as secured loans from the Issuer to the Seller and not as a sale of assets from the Seller to the Issuer.

         In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                       AMOUNTS AND TERMS OF THE PURCHASES

Section 1.1 Purchase Facility.

         (a) On the terms and conditions hereinafter set forth, the Issuer hereby agrees to purchase, and make reinvestments of, the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date. Under no circumstances shall the Issuer make any such purchase or reinvestment if, after giving effect to such purchase or reinvestment, the aggregate outstanding Capital of the Purchased Interest would exceed the Purchase Limit.

         (b) The Seller may, upon at least 30 days' written notice to the Administrator, terminate the purchase facility provided in this Section in whole or, upon at least 10 days' written notice to the Administrator, from time to time, irrevocably reduce in part the unused portion of the Purchase Limit; provided, that each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof, and that, unless terminated in whole, the Purchase Limit shall in no event be reduced below $20,000,000.

         Section 1.2 Making Purchases.

         (a) Each purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder shall be made upon the Seller's irrevocable written notice in the form of Annex B (the "Purchase Notice") delivered to the Administrator in accordance with Section 5.2 (which notice must be received by the Administrator before 11:00 a.m., Pittsburgh, Pennsylvania time) at least two Business Days before the requested purchase date, which notice shall specify: (A) the amount requested to be paid to the Seller (such amount, which shall not be less than $1,000,000 and shall be in integral multiples of $100,000, being the Capital relating to the undivided percentage ownership interest then being purchased), (B) the date of such purchase (which shall be a Business Day), and (C) the pro forma calculation of the Purchased Interest after giving effect to the increase in Capital.

         (b) On the date of each purchase (but not reinvestment) of the Purchased Interest hereunder, the Issuer shall, upon satisfaction of the applicable conditions set forth in Exhibit II, make available to the Seller in same day funds, at JPMorgan Chase Bank, account number 808013629, ABA 021000021, an amount, which is the Capital relating to the undivided percentage ownership interest then being purchased, equal to the lesser of (i) the amount requested by the Seller, (ii) the Purchase Limit minus the aggregate outstanding Capital immediately prior to such purchase, and (iii) the maximum amount which would cause the Purchased Interest to equal 100% immediately after such purchase.

         (c) Effective on the date of each purchase pursuant to this Section and each reinvestment pursuant to Section 1.4, the Seller hereby sells and assigns to the Issuer, in the aggregate, the Purchased Interest.

         (d) To secure all of the Seller's obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Issuer a security interest in all of the Seller's right, title and interest (including any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (i) all Pool Receivables,
(ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Box Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Seller under the Sale Agreement, and (vi) all proceeds of, and all amounts received or receivable under any or all of, the foregoing (collectively, the "Pool Assets"). The Issuer shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Issuer, all the rights and remedies of a secured party under any applicable UCC.

         Section 1.3 Purchased Interest Computation.

         The Purchased Interest shall be initially computed on the date of the initial purchase hereunder. Thereafter, until the Facility Termination Date, the Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. The Purchased Interest as computed (or deemed recomputed) as of the day



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



before the Facility Termination Date shall thereafter remain constant. From and after the occurrence of any Termination Day (other than any Termination Day occurring solely under clause (a) of the definition of Facility Termination Date or on which the Purchase Limit reduces to zero pursuant to Section 1.1(b) of this Agreement), the Purchased Interest shall (until the events giving rise to such Termination Day are satisfied or are waived by the Administrator) be deemed to be 100%. The Purchased Interest shall become zero when the Capital thereof and Discount thereon shall have been paid in full, all the amounts owed by the Seller and the Servicer hereunder to the Issuer, the Administrator and any other Indemnified Party or Affected Person are paid in full, and the Servicer shall have received the accrued Servicing Fee thereon.

         Section 1.4 Settlement Procedures.

         (a) The collection of the Pool Receivables shall be administered by the Servicer in accordance with this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Interest.

         (b) The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received) by the Seller or the Servicer:

                  (i) hold in trust (and, at the request of the Administrator, set aside and segregate in a separate account approved by the Administrator, provided that prior to such Administrator's request, no such setting aside or segregation shall be required) for the Issuer, out of the Issuer's Share of such Collections, first, an amount equal to the Discount accrued through such day for each Portion of Capital and not previously held in trust, second, an amount equal to the fees set forth in the Fee Letter accrued and unpaid through such day, and third, to the extent funds are available therefor, an amount equal to the Issuer's Share of the Servicing Fee accrued through such day and not previously held in trust,

                  (ii) subject to Section 1.4(f), if such day is not a Termination Day, remit to the Seller, on behalf of the Issuer, the remainder of the Issuer's Share of such Collections. Such remainder shall be automatically reinvested in Pool Receivables, and in the Related Security, Collections and other proceeds with respect thereto; provided, however, that if the Purchased Interest would exceed 100%, then the Servicer shall not reinvest, but shall hold in trust for the Issuer (and, at the request of the Administrator, set aside and segregate in a separate account approved by the Administrator, provided that prior to Administrator's request, no such setting aside or segregation shall be required) a portion of such Collections that, together with the other Collections held in trust pursuant to this paragraph, shall equal the amount necessary to reduce the Purchased Interest to 100%,

                  (iii) if such day is a Termination Day, hold in trust (and, at the request of the Administrator, set aside and segregate in a separate account approved by the Administrator, provided that prior to Administrator's request, no such segregation shall be required) for the Issuer the entire remainder of the Issuer's Share of the Collections; provided, that if amounts are held in trust on any Termination Day of the type described in clause (a) of the definition of "Termination Day" and, thereafter, the conditions set forth in
Section 2 of Exhibit II are satisfied or waived by the Administrator, such previously set-aside amounts shall be

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reinvested in accordance with clause (ii) on the day of such subsequent satisfaction or waiver of conditions, and

                  (iv) release to the Seller (subject to Section 1.4(f)) for its own account any Collections in excess of: (x) amounts required to be reinvested in accordance with clause (ii) or the proviso to clause (iii) plus (y) the amounts that are required to be held in trust pursuant to clause (i), the proviso to clause (ii) and clause (iii) plus (z) an amount equal to the Seller's Share of the Servicing Fee accrued and unpaid through such day and all reasonable and appropriate out-of-pocket costs and expenses of the Servicer for servicing, collecting and administering the Pool Receivables.

         (c) The Servicer shall deposit into the Administration Account (or such other account designated by the Administrator), on each Settlement Date, Collections held for the Issuer pursuant to clause (b)(i) or (f) plus the amount of Collections then held for the Issuer pursuant to clauses (b)(ii) and (iii) of
Section 1.4; provided, that if Church & Dwight or an Affiliate thereof is the Servicer, such day is not a Termination Day and the Administrator has not notified Church & Dwight (or such Affiliate) that such right is revoked, Church & Dwight (or such Affiliate) may retain the portion of the Collections held in trust pursuant to clause (b)(i) that represents the Issuer's Share of the Servicing Fee. On the last day of each Settlement Period, the Administrator will notify the Servicer by facsimile of the amount of Discount accrued with respect to each Portion of Capital during such Settlement Period or portion thereof.

         (d) Upon receipt of funds deposited into the Administration Account pursuant to clause (c), the Administrator shall cause such funds to be distributed as follows:

                  (i) if such distribution occurs on a day that is not a Termination Day and the Purchased Interest does not exceed 100%, first to the Issuer in payment in full of all accrued Discount and fees (other than Servicing
Fees) with respect to each Portion of Capital, and second, if the Servicer has held in trust amounts in respect of the Servicing Fee pursuant to clause (b)(i) and has not retained such amounts pursuant to clause (c), to the Servicer (payable in arrears on each Settlement Date) in payment in full of the Issuer's Share of accrued Servicing Fees so held in trust, and

                  (ii) if such distribution occurs on a Termination Day or on a day when the Purchased Interest exceeds 100%, first to the Issuer in payment in full of all accrued Discount with respect to each Portion of Capital, second to the Issuer in payment in full of Capital (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%), third, to the Servicer in payment in full of all accrued Servicing Fees, and fourth, if the Capital and accrued Discount with respect to each Portion of Capital have been reduced to zero, and all accrued Servicing Fees payable to the Servicer have been paid in full, to the Issuer, the Administrator and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller hereunder.

After the Capital, Discount, fees payable pursuant to the Fee Letter and Servicing Fees with respect to the Purchased Interest, and any other amounts payable by the Seller and the Servicer to the Issuer, the Administrator or any other Indemnified Party or Affected Person hereunder, have

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been paid in full, all additional Collections with respect to the Purchased
Interest shall be paid to the Seller for its own account.

         (e) For the purposes of this Section 1.4:

                  (i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, discount or other adjustment made by the Seller or any Affiliate of the Seller, or any setoff or dispute between the Seller or any Affiliate of the Seller and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;

                  (ii) if on any day any of the representations or warranties in Section l(g) or (m) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

                  (iii) except as provided in clause (i) or (ii), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

                  (iv) if and to the extent the Administrator or the Issuer shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by the Administrator or the Issuer but rather to have been retained by the Seller and, accordingly, the Administrator or the Issuer, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof

         (f) If at any time the Seller shall wish to cause the reduction of Capital (but not to commence the liquidation, or reduction to zero, of the entire Capital of the Purchased Interest), the Seller may do so as follows:

                  (i) the Seller shall give the Administrator and the Servicer written notice in the form of Annex C (the "Paydown Notice") (which notice must be received by the Administrator before 2:00 p.m., Pittsburgh, Pennsylvania time) (A) at least one Business Day prior to the date of such reduction for any reduction of Capital less than or equal to $10,000,000 and (B) at least three
(3) Business Days' prior to the date of such reduction for any reduction of Capital greater than $10,000,000;

                  (ii) On the proposed date of the commencement of such reduction and on each day thereafter, the Servicer shall cause Collections not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction; and

                  (iii) the Servicer shall hold such Collections in trust (but shall still not be required to segregate and set aside) for the Issuer, for payment to the Administrator on the

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next Settlement Date immediately following the current Settlement Period, and
Capital shall be deemed reduced in the amount to be paid to the Administrator only when in fact finally so paid;

provided, that (a) the amount of any such reduction shall be not less than $1,000,000 and shall be an integral multiple of $100,000, and the entire Capital of the Purchased Interest after giving effect to such reduction shall be not less than $1,000,000 and shall be in an integral multiple of $100,000 and (b) the Seller shall choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Settlement Period.

         Section 1.5 Fees.

         The Seller shall pay to the Administrator certain fees in the amounts and on the dates set forth in a letter, dated the date hereof, between the Seller and the Administrator (as such letter agreement may be amended, supplemented or otherwise modified from time to time, the "Fee Letter").

         Section 1.6 Payments and Computations, Etc.

         (a) All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than noon, Pittsburgh, Pennsylvania time on the day when due in same day funds to the Administration Account. All amounts received after noon, Pittsburgh, Pennsylvania will be deemed to have been received on the next Business Day.

         (b) The Seller or the Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or the Servicer, as the case may be, when due hereunder, at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand.

         (c) All computations of interest under clause (b) and all computations of Discount, fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount or other amounts calculated by reference to the Base Rate) days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.

         Section 1.7 Increased Costs.

         (a) If the Administrator, the Issuer, any Purchaser, any other Program Support Provider or any of their respective Affiliates (each an "Affected Person") reasonably determines that the existence of or compliance with: (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, or
(ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement, increases or would increase the amount of capital required or expected to be maintained by such Affected Person (taking into consideration such Affected Person's policies

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regarding capital), and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of (or otherwise to maintain the investment in) Pool Receivables related to this Agreement or any related liquidity facility, credit enhancement facility and other commitments of the same type, then, within ten (10) days after delivery to the Seller of a certificate by such Affected Person (with a copy to the Administrator) containing the relevant facts, set forth in reasonable detail, relating to such occurrence and calculations of amounts due as a result thereof (an "Affected Person's Certificate"), the Seller shall pay to the Administrator, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. The certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error. For avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute an adoption, change, request or directive subject to this Section 1.7(a).

         (b) If, due to either: (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), which introduction, guideline or request commences or is made after the date hereof, in each case excluding the maximum effective percentage in effect on any day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining reserve requirements with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") and compliance therewith, there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of, the Purchased Interest in respect of which Discount is computed by reference to the Euro-Rate, then, within ten
(10) days after delivery to the Seller of an Affected Person's Certificate by such Affected Person, the Seller shall pay to such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

         (c) If such increased costs affect the related Affected Person's portfolio of financing transactions, such Affected Person shall use reasonable averaging and attribution methods to allocate such increased costs to the transactions contemplated by this Agreement. Each Affected Person agrees that, upon the occurrence of any event giving rise to a claim against the Seller under
Section 1.7 or 1.8 hereof , it will if requested by the Seller, use reasonable efforts (subject to overall policy considerations of such Affected Person) to designate another lending office for any credit extended by such Affected Person that is affected by such event, provided that such designation is made on such terms that such Affected Person and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section shall affect or postpone any of the obligations of the Seller or the rights of Administrator, Issuer, or any Program Support Provider provided in this Agreement.

         (d) Notwithstanding anything to the contrary contained herein, the Seller shall not be required to compensate an Affected Person pursuant to this
Section 1.7 or Section 1.8 hereof, for any amounts incurred more than six (6) months prior to the date of delivery to Seller of an Affected Person's Certificate; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

         Section 1.8 Requirements of Law.

         If any Affected Person reasonably determines that the existence of or compliance with: (a) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, or (b) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement:

                  (i) does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the Purchased Interest or in the amount of Capital relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding taxes imposed on the overall or branch pre-tax net income of such Affected Person, and franchise taxes imposed on such Affected Person, by the jurisdiction under the laws of which such Affected Person is organized or otherwise is considered doing business (unless the Affected Person would not be considered doing business in such jurisdiction, but for having entered into, or engaged in the transactions in connection with, this Agreement or any other Transaction Document or having entered into, or engaged in, any similar transactions not in connection with this Agreement) or a political subdivision thereof),

                  (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person that are not otherwise included in the determination of the Euro-Rate or the Base Rate hereunder, or

                  (iii) does or shall impose on such Affected Person any other condition, and the result of any of the foregoing is: (A) to increase the cost to such Affected Person of acting as Administrator, or of agreeing to purchase or purchasing or maintaining the ownership of undivided percentage ownership interests with regard to the Purchased Interest (or interests therein) or any Portion of Capital, or (B) to reduce any amount receivable hereunder (whether directly or indirectly), then, in any such case, subject to the terms of Section 1.7(c) and Section 1.7(d) hereof, and within ten (10) days after delivery to the Seller of an Affected Person's Certificate by such Affected Person, the Seller shall pay to such Affected Person additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable, provided that there shall be no duplication for amounts payable under this Section with amounts payable under Section 1.7. All such amounts shall be payable as incurred. A certificate from such Affected Person to the Seller and the Administrator certifying, in reasonably specific detail, the basis for, calculation of, and amount of such additional costs or reduced amount receivable shall be conclusive and binding for all purposes, absent manifest error; provided, however, that no Affected Person shall be required to disclose any confidential or tax planning information in any such certificate.

         Section 1.9 Inability to Determine Euro-Rate.

         (a) If the Administrator determines before the first day of any Settlement Period (which determination shall be final and conclusive, absent manifest error) that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in dollars (in the relevant amounts for such Settlement Period) are not being offered to banks in the interbank eurodollar market for such Settlement Period, or adequate means do not exist for ascertaining the Euro-Rate for such Settlement Period, then the Administrator shall give notice thereof to the Seller. Thereafter, until the Administrator notifies the Seller that the circumstances giving rise to such suspension no longer exist, (a) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate and (b) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate shall, on the last day of the then current Settlement Period, be converted to the Alternate Rate determined by reference to the Base Rate.

         (b) If, on or before the first day of any Settlement Period, the Administrator shall have been notified by any Purchaser that, such Purchaser has determined (which determination shall be final and conclusive, absent manifest error) that, any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Purchaser with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Purchaser to fund or maintain any Portion of Capital at the Alternate Rate and based upon the Euro-Rate, the Administrator shall notify the Seller thereof. Upon receipt of such notice, until the Administrator notifies the Seller that the circumstances giving rise to such determination no longer apply, (a) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate and (b) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate shall be converted to the Alternate Rate determined by reference to the Base Rate either (i) on the last day of the then current Settlement Period if such Purchaser may lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate to such day, or (ii) immediately, if such Purchaser may not lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate to such day.

                                   ARTICLE II
          REPRESENTATIONS AND WARRANTIES; COVENANTS; TERMINATION EVENTS

         Section 2.1 Representations and Warranties; Covenants.

         Each of the Seller, Church & Dwight and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it set forth in Exhibits III and IV, respectively.

         Section 2.2 Termination Events.

         If any of the Termination Events set forth in Exhibit V shall occur, the Administrator may, by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (f) of Exhibit V, the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Issuer and the Administrator shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the New York UCC and under other applicable law, which rights and remedies shall be cumulative.

                                   ARTICLE III
                                 INDEMNIFICATION

         Section 3.1 Indemnities by the Seller.

         Without limiting any other rights that the Administrator, the Issuer, any Program Support Provider or any of their respective Affiliates, employees, officers, directors, agents, counsel, successors, transferees or assigns (each, an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, costs, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement (whether directly or indirectly), the use of proceeds of purchases or reinvestments, the ownership of the Purchased Interest, or any interest therein, or in respect of any Receivable, Related Security or Contract, excluding, however: (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or its officers, directors, agents or counsel, (b) any indemnification which has the effect of recourse for the non-payment of the Receivables to any indemnitor (except as otherwise specifically provided under Section 1.4 (e) and this Section 3.1) for Receivables, or (c) (i) overall net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or is otherwise considered doing business (unless the Indemnified Party would not be considered to be doing business in such jurisdiction but for having entered into or engaged in the transactions in connection with this Agreement or any other Transaction Document or having entered into, or engaged in, any similar transactions not in connection with this Agreement) or any political subdivision thereof; provided, however, that the exception to indemnification in this (c)(1) shall apply if the Indemnified Party is considered to be doing business in such jurisdiction due to the quantity or volume of transactions such Indemnified Party has engaged in that are either pursuant to this Agreement or are similar to transactions such party has engaged in pursuant to this Agreement; or (ii) any taxes imposed as a result of the failure to comply with Section 5.3(f) (other than a failure resulting solely from a change in law occurring after the date hereof). Without limiting or being limited by the foregoing, and subject to the exclusions set forth in the preceding sentence, the Seller shall pay within ten (10) days after demand (which demand shall be accompanied by documentation of the Indemnified Amounts, in reasonable detail) to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

                  (i) the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in an Information Package to be true and correct, or the failure of any other information provided to the Issuer or the Administrator with respect to Receivables or this Agreement to be true and correct in all material respects,

                  (ii) the failure of any representation, warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement to have been true and correct as of the date made or deemed made in all respects when made,

                  (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation,

                  (iv) the failure to vest in the Issuer a valid and enforceable: (A) perfected undivided percentage ownership interest, to the extent of the Purchased Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, or (B) first priority perfected security interest in the Pool Assets, in each case, free and clear of any Adverse Claim,

                  (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, whether at the time of any purchase or reinvestment or at any subsequent time,

                  (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates),

                  (vii) any failure of the Seller (or any of its Affiliates acting as the Servicer) to perform its duties or obligations in accordance with the provisions hereof or under the Contracts,

                  (viii) any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with merchandise, insurance or services that are the subject of any Contract,

                  (ix) the commingling of Collections at any time with other funds,

                  (x) the use of proceeds of purchases or reinvestments, or

                  (xi) any reduction in Capital as a result of the distribution of Collections pursuant to Section 1.4(d), if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.

         Section 3.2 Indemnities by the Servicer.

         Without limiting any other rights that the Administrator, the Issuer or any other Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly): (a) the failure of any information contained in an Information Package to be true and correct, or the failure of any other information provided to the Issuer or the Administrator by, or on behalf of, the Servicer to be true and correct in all material respects, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement to have been true and correct as of the date made or deemed made in all respects when made, (c) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities with respect to such Receivable, (e) the commingling of Collections at any time with other funds, or (f) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof.

                                   ARTICLE IV
                         ADMINISTRATION AND COLLECTIONS

         Section 4.1 Appointment of the Servicer.

         (a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section. Until the Administrator gives notice to Church & Dwight (in accordance with this Section) of the designation of a new Servicer, Church & Dwight is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event, the Administrator may designate as Servicer any Person (including itself) to succeed Church & Dwight or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

         (b) Upon the designation of a successor Servicer as set forth in clause
(a), Church & Dwight agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator determines will facilitate the transition of the performance of such activities to the new Servicer, and Church & Dwight shall cooperate with and assist such new Servicer. Such cooperation shall include, to the extent permitted by law and the terms of the written agreements between Church & Dwight and the relevant third party providers of the licenses, hardware, software, access to and transfer of related records, and software and use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

         (c) Church & Dwight acknowledges that, in making their decision to execute and deliver this Agreement, the Administrator and the Issuer have relied on Church & Dwight's agreement to act as Servicer hereunder. Accordingly, Church & Dwight agrees that it will not voluntarily resign as Servicer.

         (d) The Servicer may delegate its duties and obligations hereunder to any subservicer (each a "Sub-Servicer"); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator and the Issuer shall have the right to look solely to the Servicer for performance, and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrator may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer); provided, however, that if any such delegation is to any Person other than any Originator, the Administrator shall have consented in writing in advance to such delegation.

         Section 4.2 Duties of the Servicer.

         (a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy The Servicer shall hold in trust (but shall not be required to set aside or segregate), for the accounts of the Seller and the Issuer, the amount of the Collections to which each is entitled in accordance with Article I. The Servicer may, in accordance with the applicable Credit and Collection Policy, extend the maturity of any Pool Receivable and extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as the Servicer may determine to be appropriate to maximize Collections thereof (and take any other actions with respect to a Receivable in accordance with the Credit and Collection Policy or make or issue credit memos, non-cash adjustments, other reductions or adjustments on the Servicer's books and records in order to accomplish the items listed in subclauses (i) through
(v) of clause (a) of the definition of Specific Dilution Ratio) ; provided, however, that: for the purposes of this Agreement, (i) such extension shall not change the number of days such Pool Receivable has remained unpaid from the original due date related to such Pool Receivable, (ii) such extension or adjustment shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of the Issuer or the Administrator under this Agreement and (iii) if a Termination Event has occurred and Church & Dwight or an Affiliate thereof is serving as the Servicer, Church & Dwight or such Affiliate may make such extension or adjustment only upon the prior approval of the Administrator. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Administrator (individually and for the benefit of the Issuer), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, the Administrator may in its reasonable discretion, subject, if no Termination Event exists and is continuing, to the consent of the Servicer, not to be unreasonably withheld, direct the Servicer (whether the Servicer is Church & Dwight or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security.

         (b) The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Seller the collections of any indebtedness of the Seller that is not a Pool Receivable, less, if Church & Dwight or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than Church & Dwight or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all records in its possession that evidence or relate to any indebtedness of the Seller that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

         (c) The Servicer's obligations hereunder shall terminate on the later of: (i) the Facility Termination Date and (ii) the date on which all amounts required to be paid to the Issuer, the Administrator and any other Indemnified Party or Affected Person hereunder shall have been paid in full.

         After such termination, if Church & Dwight or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

         Section 4.3 Lock-Box Arrangements.

         Prior to the initial purchase hereunder, the Seller shall enter into Lock-Box Agreements with all of the Lock-Box Banks and deliver original counterparts thereof to the Administrator. Upon the occurrence of a Termination Event, the Administrator may at any time thereafter give notice to each Lock-Box Bank that the Administrator is exercising its rights under the Lock-Box Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Lock-Box Accounts transferred to the Administrator and to exercise exclusive dominion and control over the funds deposited therein,
(b) to have the proceeds that are sent to the respective Lock-Box Accounts redirected pursuant to the Administrator's instructions rather than deposited in the applicable Lock-Box Account, and (c) to take any or all other actions permitted under the applicable Lock-Box Agreement. The Seller hereby agrees that if the Administrator at any time takes any action set forth in the preceding sentence, the Administrator shall have exclusive control of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrator may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to the Administrator. The parties hereto hereby acknowledge that if at any time the Administrator takes control of any Lock-Box Account, the Administrator shall not have any rights to the funds therein in excess of the unpaid amounts due to the Administrator, the Issuer or any other Person hereunder, and the Administrator shall distribute or cause to be distributed such funds in accordance with Section 4.2(b) and Article I (in each case as if such funds were held by the Servicer thereunder).

         Section 4.4 Enforcement Rights.

         (a) At any time following the occurrence of a Termination Event:

                  (i) the Administrator may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrator or its designee,

                  (ii) the Administrator may instruct the Seller or the Servicer to give notice of the Issuer's interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee, and the Seller or the Servicer, as the case may be, shall give such notice at the expense of the Seller or the Servicer, as the case may be; provided, that if the Seller or the Servicer, as the case may be, fails to so notify each Obligor, the Administrator (at the Seller's or the Servicer's, as the case may be, expense) may so notify the Obligors, and

                  (iii) the Administrator may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license, to the extent permitted by law and the relevant licenses, to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.

         (b) The Seller hereby authorizes the Administrator, and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to, following the occurrence of a Termination Event, take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Administrator, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Assets. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it, which action was not out of gross negligence or willful misconduct, shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

         Section 4.5 Responsibilities of the Seller.

         (a) Anything herein to the contrary notwithstanding, the Seller shall:
(i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrator or the Issuer of their respective rights hereunder shall not relieve the Seller from such obligations, and (ii) pay, or cause to be paid, when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. The Administrator and the Issuer shall not have any obligation or liability with respect to any Pool Asset, nor shall either of them be obligated to perform any of the obligations of the Seller, Church & Dwight or any Originator thereunder.

         (b) Church & Dwight hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall provide (if the then-current Servicer so requests) data-processing functions in connection with the administration of the Receivables and the Collections thereon in substantially the same way that Church & Dwight conducted such data-processing functions while it acted as the Servicer.

         Section 4.6 Servicing Fee.

         (a) Subject to clause (b), the Servicer shall be paid a fee equal to 1.00% per annum (the "Servicing Fee Rate") of the daily average aggregate Outstanding Balance of the Pool Receivables. The Issuer's Share of such fee shall be paid through the distributions contemplated by Section 1.4(d), and the Seller's Share of such fee shall be paid by the Seller on each Monthly Settlement Date.

         (b) If the Servicer ceases to be Church & Dwight or an Affiliate thereof, the servicing fee shall be the greater of: (i) the amount calculated pursuant to clause (a), and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.

                                    ARTICLE V
                                  MISCELLANEOUS

         Section 5.1 Amendments, Etc.

         No amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing signed by the Administrator, and, in the case of any amendment, by the other parties thereto; and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Issuer or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         Section 5.2 Notices, Etc.

         All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication ) and be sent or delivered to each party hereto at its address set forth under its name on the signature pages hereof or at such other address as shall he designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

         Section 5.3 Assignability.

         (a) This Agreement and the Issuer's rights and obligations herein (including ownership of the Purchased Interest or an interest therein) shall be assignable, in whole or in part, by the Issuer and its successors and assigns with the prior written consent of the Seller; provided, however, that such consent shall not be unreasonably withheld; and provided further, that no such consent shall be required if the assignment is made to (1) PNC, (2) any Affiliate of PNC (other than a director or officer of PNC), or (3) any Person that is: (i) in the business of issuing Notes and (ii) associated with or administered by PNC or any Affiliate of PNC. Each assignor may, in connection with the assignment, disclose to the applicable assignee (that shall have agreed to be bound by Section 5.6) any information relating to the Servicer, the Seller or the Pool Receivables furnished to such assignor by or on behalf of the Servicer, the Seller, the Issuer or the Administrator. The Administrator shall give prior written notice of any assignment of the Issuer's rights and obligations (including ownership of the Purchased Interest to any Person other than a Program Support Provider).

         (b) The Issuer may at any time grant to one or more banks or other institutions (each a "Purchaser") party to the Liquidity Agreement, or to any other Program Support Provider, participating interests in the Purchased Interest. In the event of any such grant by the Issuer of a participating interest to a Purchaser or other Program Support Provider, the Issuer shall remain responsible for the performance of its obligations hereunder. The Seller agrees that each Purchaser or other Program Support Provider shall be entitled to the benefits of Sections 1.7 and 1.8.

         (c) This Agreement and the rights and obligations of the Administrator hereunder shall be assignable, in whole or in part, by the Administrator and its successors and assigns; provided, that unless: (i) such assignment is to an Affiliate of PNC, (ii) it becomes unlawful for PNC to serve as the Administrator or (iii) a Termination Event exists, the Seller has consented to such assignment, which consent shall not be unreasonably withheld.

         (d) Except as provided in Section 4.1 (d), none of the Seller, Church & Dwight or the Servicer may assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Administrator.

         (e) Without limiting any other rights that may be available under applicable law, the rights of the Issuer may be enforced through it or by its agents.

         (f) Each assignee pursuant to clause (a) or Purchaser that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Purchaser") shall deliver to the Seller two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI as relevant to such party's status, or, in the case of a Non-U.S. Purchaser claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement to that effect and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Purchaser claiming exemption from U.S. federal withholding tax on the relevant payments made by the Seller under this Agreement and the other Transaction Documents. Such forms shall be delivered by each Non-U.S. Purchaser on or before the date it becomes a party to this Agreement

(or, in the case of any Purchaser, on or before the date such Purchaser purchases the related participation). In addition, each Non-U.S. Purchaser shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Purchaser. Each Non-U.S. Purchaser shall promptly notify the Seller at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Seller (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

         Section 5.4 Costs, Expenses and Taxes.

         (a) In addition to the rights of indemnification granted under Section 3.1, the Seller agrees to pay within ten (10) days after demand (which demand shall be accompanied by documentation thereof in reasonable detail) all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic internal audits by the Administrator of Pool Receivables) of this Agreement, the other Transaction Documents and the other documents and agreements to be delivered hereunder (and all reasonable costs and expenses in connection with any amendment, waiver or modification of any thereof), including: (i) Attorney Costs for the Administrator, the Issuer and their respective Affiliates and agents with respect thereto and with respect to advising the Administrator, the Issuer and their respective Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents , and (ii) all reasonable costs and expenses (including Attorney Costs), if any, of the Administrator, the Issuer and their respective Affiliates and agents in connection with the enforcement of this Agreement and the other Transaction Documents.

         (b) In addition, the Seller shall pay within ten (10) days after demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         Section 5.5 No Proceedings; Limitation on Payments.

         To the maximum extent permissible by applicable law, each of the Seller, Church & Dwight, the Servicer, the Administrator, each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by the Issuer is paid in full. The provision of this
Section 5.5 shall survive any termination of this Agreement.

         Section 5.6 Confidentiality.

         Each of the Seller and the Servicer agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided, that this Agreement may be disclosed to: (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrator, (b) the Seller's legal counsel and auditors if they agree to hold it confidential, (c) to the Securities and Exchange Commission in connection with the filings of the Servicer, (d) the Administrative Agent and the lenders under the Credit Agreement, dated as of September 28, 2001, among Church & Dwight Co., Inc., the lenders party thereto, PNC Bank, National Association, Fleet National Bank, The Bank of Nova Scotia, and National City Bank, each as syndication agent, and The Chase Manhattan Bank, as administrative agent, provided, however, that the Fee Letter may not be disclosed pursuant to this clause (d), and (e) as otherwise required by applicable law; provided, however, that upon filing of any Transaction Documents with the Securities and Exchange Commission pursuant to clause (c), such Transaction Documents (but not any other Transaction Documents not so filed) shall cease to be subject to the confidentiality provisions of this sentence. Unless otherwise required by applicable law, each of the Administrator and the Issuer agrees to maintain the confidentiality of non-public financial information regarding Church & Dwight and its Subsidiaries and Affiliates; provided, that such information may be disclosed to: (i) third parties to the extent such disclosure is considered reasonably necessary by the Administrator or the Issuer and made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to Church & Dwight, (ii) legal counsel and auditors of the Issuer or the Administrator if they agree to hold it confidential, (iii) the rating agencies rating the Notes to the extent such information relates to the Receivables Pool or the transactions contemplated by this Agreement, or if not so related, upon obtaining the consent of the Servicer, not to be unreasonably withheld, (iv) any Program Support Provider or potential Program Support Provider (if they agree to hold it confidential), (v) any placement agent placing the Notes and (vi) any regulatory authorities having jurisdiction over PNC, the Issuer, any Program Support Provider or any Purchaser.

         Section 5.7 GOVERNING LAW AND JURISDICTION.

         (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE

OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         Section 5.8 Execution in Counterparts.

         This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

         Section 5.9 Survival of Termination.

         The provisions of Sections 1.7, 1.8, 3.1, 3.2, 5.4, 5.5, 5.6, 5.7, 5.10
and 5.13 shall survive any termination of this Agreement as specified herein. Neither the Servicer nor any other Person may waive a breach of Exhibit III,
Section 1(g) of this Agreement for so long as the Notes are outstanding.

         Section 5.10 WAIVER OF JURY TRIAL.

         EACH OF THE PARTIES HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

         Section 5.11 Entire Agreement.

         This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for any prior arrangements made with respect to the payment by the Issuer of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Seller, the Servicer and the Administrator.

         Section 5.12 Headings.

         The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

         Section 5.13 Issuer's Liabilities.

         The obligations of the Issuer under the Transaction Documents are solely the corporate obligations of the Issuer. No recourse shall be had for any obligation or claim arising out of or based upon any Transaction Document against any stockholder, employee, officer, director or incorporator of the Issuer; provided, however, that this Section shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct.

         Section 5.14 Call Option.

         The Seller shall have the right to repurchase the Purchased Interest from the Issuer on any Settlement Date on the terms hereinafter set forth in this Section 5.14. The Seller shall give the Administrator at least five (5) Business Days prior written notice of such repurchase and upon payment of the repurchase price for the Purchased Interest, as hereinafter provided, the Issuer shall be deemed to have reconveyed the Purchased Interest to the Seller without recourse, representation or warranty except for a representation from the Issuer that the Purchased Interest assigned is (or concurrently with the Issuer's receipt of such repurchase price shall become) free of any Adverse Claim created by the Issuer. The Seller shall pay such repurchase price for the Purchased Interest in immediately available funds to the Administrator (for the benefit of the Issuer or the Administrator, as the case may be) in an amount equal to the sum of (i) the Discount on the Capital related to the Purchased Interest accrued to and including the repurchase date, (ii) the Capital in the Purchased Interest, (iii) amounts payable pursuant to Sections 1.7 and 1.8 (of which the Seller has notice) related to the Purchased Interest accrued to and including the repurchase date, (iv) all other obligations that are then due and payable and (v) if Church & Dwight is not the Servicer, the Servicing Fee allocated to the Purchased Interest that has accrued to and including the repurchase date.

         Section 5.15 Secured Lending.

         Notwithstanding anything in this Agreement to the contrary, the parties hereto intend that this Agreement constitutes a security agreement and the transactions effected hereby constitute secured loans by the Issuer to the Seller under applicable laws and not a sale of the Purchased Interest.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                            [SIGNATURE PAGE 1 OF 3 TO
                         RECEIVABLES PURCHASE AGREEMENT]


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:                          HARRISON STREET FUNDING, LLC



                                 By:
                                    --------------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                 Address: :



                                 Attention:
                                 Telephone:
                                 Facsimile:


INITIAL SERVICER:                CHURCH & DWIGHT CO., INC.


                                 By:
                                    --------------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                 Address:



                                 Attention:
                                 Telephone:
                                 Facsimile:

                                                                       EXECUTION

                            [SIGNATURE PAGE 2 OF 3 TO
                         RECEIVABLES PURCHASE AGREEMENT]

ISSUER:                          MARKET STREET FUNDING CORPORATION


                                 By:
                                    --------------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                 Address:

                                       Market Street Funding Corporation
                                       c/o AMACAR Group, LLC
                                       6525 Morrison Boulevard, Suite 318
                                       Charlotte, North Carolina 28211

                                 Attention: Doug Johnson
                                 Telephone No.: 704-365-0569
                                 Facsimile No.: 704-365-1362

                                 With a copy to:

                                 PNC Bank, National Association
                                 One PNC Plaza, 26th floor
                                 249 Fifth Avenue
                                 Pittsburgh, PA 15222
                                 Attention: John Smathers
                                 Telephone No.: 412-762-6440
                                 Facsimile No.: 412-762-9184

                            [SIGNATURE PAGE 3 OF 3 TO
                         RECEIVABLES PURCHASE AGREEMENT]

ADMINISTRATOR:                   PNC BANK, NATIONAL ASSOCIATION


                                 By:
                                    --------------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                 Address:

                                 PNC Bank, National Association
                                 One PNC Plaza, 26th floor
                                 249 Fifth Avenue
                                 Pittsburgh, PA 15222
                                 Attention: John Smathers
                                 Telephone No.: 412-762-6440
                                 Facsimile No.: 412-762-9184

                                    EXHIBIT I
                                   DEFINITIONS

         As used in the Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.

         "Administration Account" means the account (account number 1002422076, ABA number 043000096) of the Administrator maintained at the office of PNC at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, or such other account as may be so designated in writing by the Administrator to the Servicer.

         "Administrator" has the meaning set forth in the preamble to the Agreement.

         "Adverse Claim" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement other than Permitted Claims; it being understood that any thereof in favor of, or assigned to, the Issuer or the Administrator (for the benefit of the Issuer) shall not constitute an Adverse Claim.

         "Affected Person" has the meaning set forth in Section 1.7 of the Agreement.

         "Affiliate" means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, with respect to the Issuer, Affiliate shall mean the holder(s) of its capital stock. For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors or managers of such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.

         "Agreement" has the meaning set forth in the preamble hereto.

         "Alternate Rate" for any Settlement Period for any Portion of Capital allocable to the Purchased Interest means an interest rate per annum equal to:
(a) 1.25% per annum above the Euro-Rate for such Settlement Period; provided, however, that if (x) it shall become unlawful for any Purchaser or Program Support Provider to obtain funds in the London interbank eurodollar market in order to make, fund or maintain any Purchased Interest, or if such funds shall not be reasonably available to any Purchaser or Program Support Provider, or (y) there shall not be at least two Business Days prior to the commencement of an applicable Settlement Period to determine a Euro-Rate in accordance with its terms, then the "Alternate Rate" shall be equal to the Base Rate in effect for each day during the remainder of such Settlement Period or (b) if requested by the Seller the Base Rate for such Settlement Period; provided, however, that the "Alternate Rate" for any day while a Termination Event exists shall be an interest rate equal to 2.00% per annum above the Base Rate in effect on such day.

         "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel.

         "Bankruptcy Code" means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.), as amended from time to time.

         "Base Rate" means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

                  (a) the rate of interest in effect for such day as publicly announced from time to time by PNC in Pittsburgh, Pennsylvania as its "prime rate." Such "prime rate" is set by PNC based upon various factors, including PNC's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and

                  (b) 0.50% per annum above the latest Federal Funds Rate.

         "BBA" means the British Bankers' Association.

         "Benefit Plan" means, at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Seller, the Originator, Church & Dwight or any Commonly Controlled Entity is (or if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Business Day" means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in New York City, New York or Pittsburgh, Pennsylvania and (b) if this definition of "Business Day" is utilized in connection with the Euro-Rate, dealings are carried out in the London interbank market.

         "Capital" means the amount paid to the Seller in respect of the Purchased Interest by the Issuer pursuant to the Agreement, or such amount divided or combined in order to determine the Discount applicable to any Portion of Capital, in each case reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.4(d) of the Agreement; provided, that if such Capital shall have been reduced by any distribution, and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

         "Cash Discount Reserve" means at any time the greater of (a) balance sheet reserve amount for cash discounts maintained on the books and records of the Originator and (b) the product of (i) 2.0% (or such percentage as reasonably determined by the Administrator) times (ii) Gross New Receivables in the most recent fiscal month times (iii) 90% (or such percentage as reasonably determined by the Administrator).

         "Change in Control" means that Church & Dwight, ceases to own, directly or indirectly, 100% of the capital stock of the Seller free and clear of all Adverse Claims.

         "Church & Dwight" has the meaning set forth in the preamble to the Agreement.

         "Closing Date" means January 16, 2003.

         "Collections" means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, Church & Dwight, the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all amounts deemed to have been received pursuant to
Section 1.4(e) of the Agreement and (c) all other proceeds of such Pool Receivable; provided that any such amounts shall cease to be Collections upon reinvestment, distribution or other disposition pursuant to the terms of the Transaction Documents.

         "Commonly Controlled Entity" means an entity, whether or not incorporated, that is under common control with the Seller, the Originator, or Church & Dwight or within the meaning of Section 4001 of ERISA or is part of a group that includes the Seller, the Originator, or Church & Dwight and that is treated as a single employer under Section 414 of the Internal Revenue Code.

         "Company Note" has the meaning set forth in Section 3.1 of the Sale Agreement.

         "Concentration Percentage" means: (a) for any Special Obligor, 30%, (b) for any Group A Obligor 16.0%, (c) for any Group B Obligor, 16.0%, (d) for any Group C Obligor 8.0% and (e) for any Group D Obligor, 4.0%.

         "Concentration Reserve" means, at any time: (a) the aggregate Capital at such time multiplied by (b)(i) the Concentration Reserve Percentage, divided by (ii) 1.0, minus the Concentration Reserve Percentage.

         "Concentration Reserve Percentage" means, at any time, the largest of the following: (i) the sum of four largest Group D Obligor Percentages (up to the Concentration Percentage for each Obligor), (ii) the sum of the two largest Group C Obligor Percentages (up to the Concentration Percentage for each Obligor), (iii) the largest Group B Obligor Percentage (up to the Concentration Percentage for each Obligor) or Group A Obligor Percentage (up to the Concentration Percentage for each Obligor), and (iv) the lesser of 16% and the largest Special Obligor Percentage.

         "Contract" means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

         "CP Rate" for any Settlement Period for any Portion of Capital means a rate calculated by the Administrator equal to: (a) the rate (or if more than one rate, the weighted average of the rates) at which Notes of the Issuer on each day during such period have been outstanding; provided, that if such rate(s) is a discount rate(s), then the CP Rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate(s) to an interest-bearing equivalent rate plus (b) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Notes, expressed as a percentage of the face amount of such Notes and converted to an interest-bearing equivalent rate per annum. Notwithstanding the foregoing, the "CP Rate" for any day while a Termination Event exists shall be an interest rate equal to 2% above the Base Rate in effect on such day.

         "Credit and Collection Policy" means, as the context may require, those receivables credit and collection policies and practices of the Originator in effect on the date of the Agreement and described in Schedule I to the Agreement, as amended, modified or supplemented from time to time in compliance with the terms of this Agreement.

         "Cut-off Date" has the meaning set forth in the Sale Agreement.

         "Days' Sales Outstanding" means, at any time, an amount computed as of any date of determination equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent fiscal months ended on the last day of such fiscal month immediately prior to such date of determination divided by (b)(i) the Gross New Receivables made by the Originator during the three fiscal months ended on or immediately prior to such date of determination divided by (ii) 90.

         "Debt" means: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services other than trade accounts payable and accrued expenses which, in each case, are not more than 60 days past due nor evidenced by a promissory note, (d) obligations as lessee under leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d).

         "Defaulted Receivable" means a Receivable:

         (a) as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment, or

         (b) without duplication, any Receivable less than 61 days from the original due date, (i) as to which an Insolvency Proceeding shall have occurred and be continuing with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto, or
(ii)that has been written off the Seller's books as uncollectible in accordance with the Credit and Collection Policy. The Outstanding Balance of any Defaulted Receivable shall be determined without regard to any credit memos or credit balances.

         "Default Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each fiscal month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month, by (b) the Gross New Receivables made by the Originator (or Receivables of such Originator otherwise created) during the month that is three fiscal months before such month.

         "Delinquency Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each fiscal month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by (b) the aggregate Outstanding Balance of all Pool Receivables on such day, and shall exclude Other Receivables and Receivables with respect to which the Obligor is an Affiliate of Church & Dwight or not a U.S. resident and any amounts associated with unreconciled variances between the general ledger and the aged trial balance as reported to the Administrator, provided that such exclusions shall occur only for so long as and to the extent that such amounts are not contained in the aging categories of the Information Package provided to the Administrator.

         "Delinquent Receivable" means (i) any Receivable (1) that has a stated maturity of up to 37 days after the original invoice (or the electronic equivalent of an invoice) date, and (2) as to which any payment, or part thereof, remains unpaid upon the earlier of (a) more than 60 days from the original due date for such payment and (b) more than 90 days past the original invoice (or the electronic equivalent of an invoice) date; (ii) any Receivable
(1) that has a stated maturity of more than 37 but less than 61 days after the original invoice (or the electronic equivalent of an invoice) date, and (2) as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment; (iii) any Receivable (1) that has a stated maturity of at least 61 but less than or equal to 67 days after the original invoice (or the electronic equivalent of an invoice) date, and (2) as to which any payment, or part thereof, remains unpaid for more than 120 days from the original invoice (or the electronic equivalent of an invoice) date for such payment; and (iv) any Receivable (1) that has a stated maturity of more than 67 days after the original invoice (or the electronic equivalent of an invoice date), and (2) as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment. The Outstanding Balance of any Delinquent Receivable shall be determined without regard to any credit memos or credit balances and shall exclude Other Receivables and Receivables with respect to which the Obligor is an Affiliate of Church & Dwight or not a U.S. resident and any amounts associated with unreconciled variances between the general ledger and the aged trial balance as reported to the Administrator, provided that such exclusions shall occur only for so long as and to the extent that such amounts are not contained in the aging categories of the Information Package provided to the Administrator.

         "Dilution Horizon" means, for any fiscal month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/l000th of 1% rounded upward) computed as of the last day of such fiscal month of: (a) the Gross New Receivables (excluding all Gross New Receivables the Obligors of which are federal, state or local governments, instrumentalities, subdivisions, affiliates, or agencies thereof) made by the Originator during the most recent fiscal month to (b) the Net Receivables Pool Balance at the last day of the most recent fiscal month.

         "Dilution Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each fiscal month by dividing: (a) the aggregate amount of payments, reductions or adjustments, other than credit memos and non cash adjustments related to or contemplated by the items listed in the definition of the Specific Dilution Ratio required to be made by the Seller pursuant to
Section 1.4(e)(i) of the Agreement during such fiscal month by (b) the average of Gross New Receivables made by the Originator during each of the last two fiscal months, excluding in each of clauses (a) and (b) all Gross New Receivables the Obligors of which are federal, state or local governments, instrumentalities, subdivisions, affiliates, or agencies thereof, and all credit activity relating thereto.

         "Dilution Reserve" means, on any date, an amount equal to: (a) the Capital at the close of business of the Seller on such date multiplied by (b)
(i) the Dilution Reserve Percentage on such date, divided by (ii) 100% minus the Dilution Reserve Percentage on such date.

         "Dilution Reserve Percentage" means on any date, the greater of (a) 5% and (b) product of (i) the Dilution Horizon multiplied by (ii) the sum of (x) 2 times the average of the Dilution Ratios for the twelve most recent fiscal months and (y) the Spike Factor.

         "Discount" means:

                  (a) for the Portion of Capital for any Settlement Period to the extent the Issuer will be funding such Portion of Capital during such Settlement Period through the issuance of Notes:

                                CPR x C x ED/360

                  (b) for the Portion of Capital for any Settlement Period to the extent the Issuer will not be funding such Portion of Capital during such Settlement Period through the issuance of Notes:

                              AR x C x ED/Year + TF

         where:

                  AR       =    the Alternate Rate for the Portion of Capital
                                for such Settlement Period,

                  C        =    the Portion of Capital during such Settlement
                                Period,

                  CPR      =    the CP Rate for the Portion of Capital for such
                                Settlement Period,

                  ED       =    the actual number of days during such Settlement
                                Period,

                  Year     =    if such Portion of Capital is funded based upon:
                                (i) the Euro-Rate, 360 days, and (ii) the Base
                                Rate, 365 or 366 days, as applicable, and

                  TF       =    the Termination Fee, if any, for the Portion of
                                Capital for such Settlement Period;

provided, that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided further, that Discount for the Portion of Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

         "Eligible Receivable" means, at any time, a Pool Receivable:

                  (a) the Obligor of which is (i) a United States resident (ii) not a government or a governmental subdivision, affiliate or agency,
         (iii) not subject to any action of the type described in paragraph (f) of Exhibit V to the Agreement and (iv) not an Affiliate of Church & Dwight,

                  (b) that is denominated and payable only in U.S. dollars in the United States,

                  (c) that does not have a stated maturity which is more than 37 days after the original invoice (or the electronic equivalent of an invoice) date of such Receivable, provided, however, that up to 10% of all Eligible Receivables, as calculated prior to giving effect to this proviso, may have a stated maturity of more than 37 but less than or equal to 67 days after the original invoice (or the electronic equivalent of an invoice) date,

                  (d) that arises under a duly authorized Contract for the sale and delivery of goods and services in the ordinary course of the Originator's business,

                  (e) that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms,

                  (f) that conforms in all material respects with all applicable laws, rulings and regulations in effect,

                  (g) that is not the subject of any asserted dispute, offset, hold back defense, Adverse Claim or other claim,

                  (h) that satisfies all applicable requirements of the applicable Credit and Collection Policy,

                  (i) that has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 4.2 of the Agreement,

                  (j) in which the Seller owns good and marketable title, free and clear of any Adverse Claims other than Permitted Claims, and that is freely assignable under applicable law by the Seller (including without any consent of the related Obligor) ,

                  (k) for which the Issuer shall have a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim,

                  (l) that constitutes an account as defined in the UCC, and that is not evidenced by instruments or chattel paper,

                  (m) that is neither a Defaulted Receivable nor a Delinquent Receivable,

                  (n) for which neither any Originator thereof, the Seller nor the Servicer has established any offset arrangements with the related Obligor (other than amounts covered by the Cash Discount Reserve),

                  (o) for which Defaulted Receivables of the related Obligor do not exceed 50% of the Outstanding Balance of all such Obligor's Receivables,

                  (p) that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by any Originator thereof, and

                  (q) is not Other Receivables.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         "Euro-Rate" means with respect to any Settlement Period the interest rate per annum determined by the Administrator by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum)
(i) the rate of interest determined by the Administrator in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank market offered rates for U.S. dollars quoted by the BBA as set forth on Dow Jones Markets Service (formerly known as Telerate) (or appropriate successor or, if the BBA or its successor ceases to provide display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page 3750) at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Settlement Period for an amount comparable to the Portion of Capital to be funded at the Alternate Rate and based upon the Euro-Rate during such Settlement Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

         Euro-Rate=   Average of London interbank offered rates quoted
                      by BBA as shown on Dow Jones Markets Service
                      display page 3750 or appropriate successor
                      ------------------------------------------------
                            1.00 - Euro-Rate Reserve Percentage

where "Euro-Rate Reserve Percentage" means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities"). The Euro-Rate shall be adjusted with respect to any

Portion of Capital funded at the Alternate Rate and based upon the Euro-Rate that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrator shall give prompt notice to the Seller of the Euro-Rate as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error).

         "Excess Concentration" means the sum of the amounts by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds an amount equal to: (a) the Concentration Percentage for such Obligor multiplied by (b) the Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

         "Facility Termination Date" means the earliest to occur of: (a) January 16, 2006 (b) the date determined pursuant to Section 2.2 of the Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b) of the Agreement, (d) the date that the commitments of the Purchasers terminate under the Liquidity Agreement, and (e) the Issuer shall fail to cause the amendment or modification of any Transaction Document or related opinion as required by Moody's or Standard and Poor's, and such failure shall continue for 30 days after such amendment is initially requested.

         "Federal Funds Rate" means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)." If on any relevant day such rate is not yet published in H. 15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate." If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrator of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrator.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

         "Fee Letter" has the meaning set forth in Section 1.5 of the Agreement.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Gross New Receivables" means, for any period, the aggregate amount of invoiced sales (net of trade allowances) made by the Originator during such period.

         "Group A Obligor" means any Obligor with a short-term rating of at least: (a) "A-l" by Standard & Poor's, or if such Obligor does not have a short-term rating from Standard & Poor's, a rating of "A+" or better by Standard & Poor's on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) "P-1" by Moody's, or if such Obligor does not have a short-term rating from Moody's, "Al" or better by Moody's on its long-term senior unsecured and uncredit-enhanced debt securities.

         "Group A Obligor Percentage" means, at any time, for each Group A Obligor, the percentage equivalent of: (a) the aggregate Outstanding Balance of the Eligible Receivables of such Group A Obligor less any Excess Concentrations of such Obligor, divided by (b) the aggregate Outstanding Balance of all Eligible Receivables at such time.

         "Group B Obligor" means an Obligor, not a Group A Obligor, with a short-term rating of at least: (a) "A-2" by Standard & Poor's, or if such Obligor does not have a short-term rating from Standard & Poor's, a rating of "BBB+" to "A" by Standard & Poor's on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) "P-2" by Moody's, or if such Obligor does not have a short-term rating from Moody's, "Baal" to "A2" by Moody's on its long-term senior unsecured and uncredit-enhanced debt securities.

         "Group B Obligor Percentage" means, at any time, for each Group B Obligor, the percentage equivalent of: (a) the aggregate Outstanding Balance of the Eligible Receivables of such Group B Obligor less any Excess Concentrations of such Obligor, divided by (b) the aggregate Outstanding Balance of all Eligible Receivables at such time.

         "Group C Obligor" means an Obligor, not a Group A Obligor or a Group B Obligor, with a short-term rating of at least: (a) "A-3" by Standard & Poor's, or if such Obligor does not have a short-term rating from Standard & Poor's, a rating of "BBB-" to "BBB" by Standard & Poor's on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) "P-3" by Moody's, or if such Obligor does not have a short-term rating from Moody's, "Baa3" to "Baa2" by Moody's on its long-term senior unsecured and uncredit-enhanced debt securities.

         "Group C Obligor Percentage" means, at any time, for each Group C Obligor, the percentage equivalent of: (a) the aggregate Outstanding Balance of the Eligible Receivables of such Group C Obligor less any Excess Concentrations of such Obligor, divided by (b) the aggregate Outstanding Balance of all Eligible Receivables at such time.

         "Group D Obligor" means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor.

         "Group D Obligor Percentage" means, at any time, for each Group D
Obligor: (a) the aggregate Outstanding Balance of the Eligible Receivables of such Group D Obligor less any Excess Concentrations of such Obligor, divided by
(b) the aggregate Outstanding Balance of all Eligible Receivables at such time.

         "Group Members" means the collective reference to Church & Dwight and its Subsidiaries.

         "Indemnified Amounts" has the meaning set forth in Section 3.1 of the Agreement.

         "Indemnified Party" has the meaning set forth in Section 3.1 of the Agreement.

         "Independent Director" has the meaning set forth in paragraph 3(c) of
Exhibit IV to the Agreement.

         "Information Package" means a report, in substantially the form of Annex A to the Agreement, including all supporting input information, source data information, worksheets and calculations, furnished to the Administrator pursuant to the Agreement.

         "Insolvency Proceeding" means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors of a Person, composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.

         "Issuer" has the meaning set forth in the preamble to the Agreement.

         "Issuer's Share" of any amount means such amount multiplied by the Purchased Interest at the time of determination.

         "Liquidity Agent" means PNC in its capacity as the Liquidity Agent pursuant to the Liquidity Agreement.

         "Liquidity Agreement" means the Liquidity Asset Purchase Agreement, dated as of even date herewith, between the purchasers from time to time party thereto, the Issuer and PNC, as Administrator and Liquidity Agent, as the same may be further amended, supplemented or otherwise modified from time to time.

         "Lock-Box Account" means an account in the name of the Seller and maintained by the Seller at a bank or other financial institution for the purpose of receiving Collections.

         "Lock-Box Agreement" means an agreement, in form and substance satisfactory to the Administrator, among the Originator, the Seller, the Servicer, the Administrator, the Issuer and a Lock-Box Bank.

         "Lock-Box Bank" means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

         "Loss Reserve" means, on any date, an amount equal to: (a) the Capital at the close of business of the Seller on such date multiplied by (b)(i) the Loss Reserve Percentage on such date divided by (ii) 100% minus the Loss Reserve Percentage on such date.

         "Loss Reserve Percentage" means, on any date, the greater of: (a) 5% or
(b) the product of (i) 2.0 times (ii) the highest average of the Default Ratios for any three consecutive fiscal months during the twelve most recent fiscal months and (iii) (A) the Gross New Receivables (excluding all Gross New Receivables the Obligors of which are federal, state or local governments, instrumentalities, subdivisions, affiliates, or agencies thereof) made by the Originator (or Receivables of such Originator otherwise created) during the four most recent fiscal months divided by (B) the Net Receivables Pool Balance as of such date.

         "Material Adverse Effect" means, relative to any Person with respect to any event or circumstance, a material adverse effect on:

                  (a) the assets, operations, business or financial condition of such Person,

                  (b) the ability of any of such Person to perform its obligations under the Agreement or any other Transaction Document to which it is a party,

                  (c) the validity or enforceability of any other Transaction Document, or the validity, enforceability or collectibility of a material portion of the Pool Receivables, or

                  (d) the status, perfection, enforceability or priority of the Issuer's or the Seller's interest in the Pool Assets.

         "Monthly Settlement Date" means the fifteenth day of each calendar month (or the next succeeding Business Day if such day is not a Business Day), beginning February 15, 2003.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan": a Benefit Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Receivables Pool Balance" means, at any time: (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool minus (b) the sum of (i) Excess Concentration, (ii) Specifically Reserved Dilution Amount, and
(iii) Cash Discount Reserve.

         "Notes" means short-term promissory notes issued, or to be issued, by the Issuer to fund its investments in accounts receivable or other financial assets.

         "Obligor" means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

         "Obligor Percentage" means any of the Group A Obligor Percentage, the Group B Obligor Percentage, the Group C Obligor Percentage or the Group D Obligor Percentage.

         "Originator" has the meaning set forth in the Sale Agreement.

         "Originator Assignment Certificate" means the assignment by each Originator, in substantially the form of Exhibit C to the Sale Agreement, evidencing Seller's ownership of the

Receivables generated by the Originator, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Sale Agreement.

         "Other Receivables" means Receivables which are recorded on the Servicer's books and records with a posting key other than RV01 under the SAP financial reporting system, and are reported in the Monthly Information Package as open deductions, and include (a) amounts associated with deductions, charge-backs, open payments, over-payments, or unapplied credits, or without duplication (b) amounts in which any of the following shall have occurred and be continuing: (i) an Obligor thereof has claimed a credit adjustment to Receivables and such credit has not been resolved by the Servicer, (ii) the Servicer has reissued an invoice to an Obligor related to credits claimed under clause (i) hereof, or (iii) amounts which are due to an Obligor which have not been applied or issued to such Obligor whether in the form of credit memos or cash payments.

         "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

         "Paydown Notice" has the meaning set forth in Section 1.4(f)(i) of the Agreement.

         "Payment Date" has the meaning set forth in Section 2.1 of the Sale Agreement.

         "Permitted Claim" means inchoate tax liens.

         "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

         "PNC" has the meaning set forth in the preamble to the Agreement.

         "Pool Assets" has the meaning set forth in Section 1.2(d) of the Agreement.

         "Pool Receivable" means a Receivable in the Receivables Pool.

         "Portion of Capital" means any separate portion of Capital being funded or maintained by the Issuer (or its successors or permitted assigns) by reference to a particular interest rate basis. In addition, at any time when the Capital of the Purchased Interest is not divided into two or more such portions, "Portion of Capital" means 100% of the Capital.

         "Program Support Agreement" means and includes the Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of the Issuer, (b) the issuance of one or more surety bonds for which the Issuer is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by the Issuer to any Program Support Provider of the Purchased Interest (or portions thereof) and/or (d) the making of loans and/or other extensions of credit to the Issuer in connection with the Issuer's Receivables-securitization program contemplated in the Agreement, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Administrator).

         "Program Support Provider" means and includes any Purchaser and any other Person (other than any customer of the Issuer) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, the Issuer pursuant to any Program Support Agreement.

          "Purchase and Sale Indemnified Amounts" has the meaning set forth in
Section 9.1 of the Sale Agreement.

         "Purchase and Sale Indemnified Party" has the meaning set forth in
Section 9.1 of the Sale Agreement.

         "Purchase and Sale Termination Date" has the meaning set forth in
Section 1.4 of the Sale Agreement.

         "Purchase and Sale Termination Event" has the meaning set forth in
Section 8.1 of the Sale Agreement.

         "Purchase Facility" has the meaning set forth in Section 1.1 of the Sale Agreement.

         "Purchase Limit" means $60,000,000, as such amount may be reduced pursuant to Section 1.1 (b) of the Agreement. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Capital.

         "Purchase Notice" has the meaning set forth in Section 1.2(a) of the Agreement.

         "Purchase Price" has the meaning set forth in Section 2.1 of the Sale Agreement.

         "Purchase Report" has the meaning set forth in Section 2.1 of the Sale Agreement.

         "Purchased Interest" means, at any time, the undivided percentage ownership interest in: (a) each and every Pool Receivable now existing or hereafter arising, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as:

                            Capital + Total Reserves
                         ------------------------------
                          Net Receivables Pool Balance

The Purchased Interest shall be determined from time to time pursuant to Section
1.3 of the Agreement.

         "Purchaser" has the meaning set forth in Section 5.3(b) of the Agreement.

         "Receivable" means any indebtedness and other obligations owed to the Seller (as assignee of the Originator) or the Originator by, or any right of the Seller or the Originator to payment from or on behalf of, an Obligor, whether constituting an account, chattel paper, instrument or general intangible, in each case arising from the sale of goods and the rendering of services related to the sales of such goods, in the ordinary course of business by the Originator, and includes the obligation to pay any finance charges, fees and other charges with respect thereto; provided, however, that Receivable shall not include any right of the Originator or the Seller arising out of the licensing of intellectual property rights or solely out of the provision of services (and unrelated to a sale of goods by Originator). Indebtedness and other obligations arising from any one transaction, including indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

         "Receivables Pool" means, at any time, all of the then outstanding Receivables purchased by or contributed to the Seller pursuant to the Sale Agreement prior to the Facility Termination Date.

         "Reference Bank" means PNC.

         "Related Rights" has the meaning set forth in Section 1.1 of the Sale Agreement.

         "Related Security" means, with respect to any Receivable:

                  (a) all of the Seller's and each Originator's interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable,

                  (b) all instruments and chattel paper that may evidence such Receivable,

                  (c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto, and

                  (d) all of the Seller's and each Originator's rights, interests and claims relating to such Receivable under the Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise.

         "Responsible Officer" means (a) with respect to the Originator and the Servicer, the treasurer, chief financial officer, the controller, the general counsel, the treasury manager, the credit and collections manager and the vice president - financial analysis and planning, and (b) with respect to the Seller, the president, vice president, secretary and treasurer, and, in the case of each of (a) and (b) any other officer of any such Person who may after the date hereof be charged with the responsibility for administration of any Transaction Document.

         "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.ss. 4043.

         "Sale Agreement" means the Purchase and Sale Agreement, dated as of even date herewith, between the Seller and the Originator, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

         "Seller" has the meaning set forth in the preamble to the Agreement.

         "Seller's Share" of any amount means the greater of: (a) $0 and (b) such amount minus the Issuer's Share.

         "Servicer" has the meaning set forth in the preamble to the Agreement.

         "Servicing Fee" shall mean the fee referred to in Section 4.6 of the Agreement.

         "Servicing Fee Rate" shall mean the rate referred to in Section 4.6 of the Agreement.

         "Settlement Date" means with respect to any Portion of Capital for any Settlement Period, (i) prior to the Facility Termination Date, the Monthly Settlement Date and (ii) on and after the Facility Termination Date, each day selected from time to time by the Administrator (it being understood that the Administrator may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.

         "Settlement Period" means: (a) before the Facility Termination Date:
(i) initially the period commencing on the date of the initial purchase pursuant to Section 1.2 of the Agreement (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the next Monthly Settlement Date, and (ii) thereafter, each period commencing on such Monthly Settlement Date and ending on (but not including) the next Monthly Settlement Date, and (b) on and after the Facility Termination Date: such period (including a period of one day) as shall be selected from time to time by the Administrator or, in the absence of any such selection, each period of 30 days from the last day of the preceding Settlement Period.

         "Single Employer Plan": any Benefit Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

         "Solvent" means, with respect to any Person at any time, a condition under which:

                  (i) the fair value and present fair saleable value of such Person's total assets is, on the date of determination, greater than such Person's total liabilities (including contingent and unliquidated liabilities) at such time;

                  (ii) the fair value and present fair saleable value of such Person's assets is greater than the amount that will be required to pay such Person's probable liability on its existing debts as they become absolute and matured ("debts," for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

                  (iii) such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

                  (iv) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

         For purposes of this definition:

                  (A) the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

                  (B) the "fair value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

                  (C) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to Purchase such asset under ordinary selling conditions; and

         the "present fair saleable value" of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm's-length transaction in an existing and not theoretical market.

         "Special Obligor" means Wal-Mart Stores, Inc. or any Affiliate thereof, for so long as Wal-Mart Stores, Inc. maintains a rating of at least "A+" from Standard & Poor's and "A1" by Moody's on its long-term senior unsecured and uncredit-enhanced debt securities.

         "Special Obligor Percentage" means, at any time, for each Special Obligor, the percentage equivalent of: (a) the aggregate Outstanding Balance of the Eligible Receivables of such Special Obligor less any Excess Concentrations of such Obligor, divided by (b) the aggregate Outstanding Balance of all Eligible Receivables at such time.

         "Specific Dilution Amount" means an amount calculated as the product of
(a) Specific Dilution Percentage, and (b) the sum of (i) cumulative Gross New Receivables in the most recent two fiscal months, and (ii) if the Specific Dilution Horizon is greater than 60 days, Gross New Receivables in the fiscal month that is two months prior to the current fiscal month.

         "Specific Dilution Horizon" means an amount equal to the greater of (a) 60 days or (b) Days Sales Outstanding for the most recent fiscal month.

         "Specific Dilution Percentage" means the greater of (a) 10.0% (or such percentage as reasonably determined by the Administrator) or (b) the sum of (i) the maximum of (A) the average Specific Dilution Ratio during the most recent three fiscal months and (B) the average

Specific Dilution Ratio during the most recent twelve fiscal months, and (ii) the standard deviation (expressed as a % and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of the Specific Dilution Ratio during the most recent twelve fiscal months.

         "Specific Dilution Ratio" means the ratio (expressed as a % and rounded to the nearest 1/100th of 1.0%, with 5/1000th of 1% rounded upward), computed on the last day of each fiscal month by dividing (a) the sum of credit memos and non-cash adjustments categorized on the Servicer's books and records as (i) marketing development fund commitments, (ii) marketing development fund advertising, (iii) trade promotions, (iv) other trade allowances, and (v) slotting allowances by (b) the aggregate Gross New Receivables in the fiscal month that is three months prior to the current fiscal month.

         "Specifically Reserved Dilution Amount" means the positive difference, if any, between (a) Specific Dilution Amount for such fiscal month and (b) Other Receivables for such fiscal month.

          "Spike Factor" means, for any fiscal month, (a) the positive difference, if any, between: (i) the highest Dilution Ratio for any one fiscal month during the twelve most recent fiscal months and (ii) the arithmetic average of the Dilution Ratios for such twelve months times (b) (i) the highest Dilution Ratio for any one fiscal month during the twelve most recent fiscal months divided by (ii) the arithmetic average of the Dilution Ratios for such twelve months.

         "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

         "Subsidiary" means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

         "Termination Day" means: (a) each day on which the conditions set forth in Section 2 of Exhibit II to the Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.

         "Termination Event" has the meaning specified in Exhibit V to the Agreement.

         "Termination Fee" means, for any Settlement Period during which a Termination Day occurs, the amount, if any, by which: (a) the additional Discount (calculated without taking into account any Termination Fee or any shortened duration of such Settlement Period pursuant to the definition thereof) that would have accrued during such Settlement Period on the reductions of Capital relating to such Settlement Period had such reductions not been made, exceeds (b) the income, if any, received by the Issuer or any Program Support Provider from investing the proceeds of such reductions of Capital, as determined by the Administrator, which determination shall be binding and conclusive for all purposes, absent manifest error.

         "Total Reserves" means, at any time the sum of: (a) the Yield Reserve, plus (b) the greater of (i) the sum of (A) Loss Reserve plus (B) the Dilution Reserve and (ii) the Concentration Reserve.

         "Transaction Documents" means the Agreement, the Lock-Box Agreements, the Fee Letter, the Sale Agreement, and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with the Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

         "Turnover Rate" means, for any fiscal month, an amount computed as of the last day of such fiscal month equal to: (a) the Outstanding Balance of all Pool Receivables as of the last day of such fiscal month divided by (b)(i) the Gross New Receivables made by the Originator (or Receivables of such Originator otherwise created) during the three fiscal months ended on or before the last day of such fiscal month divided by (ii)(3).

         "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

         "Unmatured Purchase and Sale Termination Event" means any event which, with the giving of notice or lapse of time, or both, would become a Purchase and Sale Termination Event.

         "Unmatured Termination Event" means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event.

         "Yield Reserve" means, on any date, an amount equal to: (a) the Capital at the close of business of the Seller on such date multiplied by (b)(i) the Yield Reserve Percentage on such date divided by (ii) 100% minus the Yield Reserve Percentage on such date.

         "Yield Reserve Percentage" means at any time:

                               (BR+SFR) x l.5 xTR
                                ------
                                  12

         where:

                  BR      =     the Base Rate computed as of the last day of
                                the most recent Settlement Period,

                  TR      =     Turnover Rate for the last month, and

                  SFR     =     the Servicing Fee Rate

         Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, "or" means "and/or," and "including" (and with correlative meaning "include" and "includes") means including without limiting the generality of any description preceding such term.

                                   EXHIBIT II
                             CONDITIONS OF PURCHASES

         1. Conditions Precedent to Initial Purchase. The Initial Purchase under this Agreement is subject to the following conditions precedent that the Administrator shall have received on or before the date of such purchase, each in form and substance (including the date thereof) satisfactory to the
Administrator:

         (a) A counterpart of the Agreement and the other Transaction Documents duly executed by the parties thereto.

         (b) Certified copies of: (i) the resolutions of the Board of Directors of each of the Seller and the Originator authorizing the execution, delivery and performance by the Seller and the Originator, as the case may be, of the Agreement and the other Transaction Documents to which it is a party; (ii) all documents evidencing other necessary corporate or organizational action and governmental approvals, if any, with respect to the Agreement and the other Transaction Documents and (iii) the certificate of incorporation and by-laws or limited liability company agreement, as applicable, of the Seller and the Originator.

         (c) A certificate of the Secretary or Assistant Secretary of the Seller, the Originator and Church & Dwight certifying the names and true signatures of its officers who are authorized to sign the Agreement and the other Transaction Documents. Until the Administrator receives a subsequent incumbency certificate from the Seller, the Originator, or Church & Dwight, as the case may be, the Administrator shall be entitled to rely on the last such certificate delivered to it by the Seller, the Originator, or Church & Dwight, as the case may be.

         (d) Proper financing statements, duly executed or otherwise authenticated on or before the date of such initial purchase suitable for filing under the UCC of all jurisdictions that the Administrator may deem necessary or desirable in order to perfect the interests of the Seller and the Issuer contemplated by the Agreement and the Sale Agreement.

         (e) Proper financing statements (Form UCC-3), duly executed or otherwise authenticated and suitable for filing under the UCC of all jurisdictions that the Administrator may deem, if any, necessary or desirable to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Originator or the Seller.

         (f) Completed UCC search reports, dated on or shortly before the date of the initial purchase hereunder, listing the financing statements filed in all applicable jurisdictions referred to in subsection (e) above that name the Originator or the Seller as debtor, together with copies of such other financing statements, and similar search reports with respect to judgment liens, federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions, as the Administrator may request, showing no Adverse Claims on any Pool Assets other than such Adverse Claims as to which those financing statements (Form UCC-3) referred to in Subsection (e) above shall terminate.

         (g) Favorable opinions, in form and substance reasonably satisfactory to the Administrator, of: (i) Gibson, Dunn & Crutcher LLP, counsel for the Seller, the Originator, and the Servicer, and (ii) in-house counsel for the Seller, the Originator and the Servicer.

         (h) Satisfactory results of a review, field examination and audit (performed by representatives of the Administrator) of the Servicer's collection, operating and reporting systems, the Credit and Collection Policy of the Originator, historical receivables data and accounts, including satisfactory results of a review of the Servicer's operating location(s) and satisfactory review and approval of the Eligible Receivables in existence on the date of the initial purchase under the Agreement.

         (i) A pro forma Information Package representing the performance of the Receivables Pool for December, 2002.

         (j) Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by the Fee Letter), costs and expenses to the extent then due and payable on the date thereof, including any such costs, fees and expenses arising under or referenced in Section 5.4 of the Agreement and the Fee Letter.

         (k) The Fee Letter duly executed by the Seller and the Servicer.

         (l) Good standing certificates with respect to each of the Seller, the Originator, and the Servicer issued by the Secretary of State (or similar official) of the state of each such Person's organization or formation and chief executive office.

         (m) The Liquidity Agreement and all other Transaction Documents duly executed by the parties thereto.

         (n) A computer file containing all information with respect to the Receivables as the Administrator or the Issuer may reasonably request.

         (o) Such other approvals, opinions or documents as the Administrator or the Issuer may reasonably request.

         2. Conditions Precedent to All Purchases and Reinvestments. Each purchase (except as to clause (a), including the initial purchase) and each reinvestment shall be subject to the further conditions precedent that:

         (a) in the case of each purchase, the Servicer shall have delivered to the Administrator on or before such purchase, in form and substance satisfactory to the Administrator, a completed pro forma Information Package to reflect the level of Capital and related reserves and the calculation of the Purchased Interest after such subsequent purchase and a completed Purchase Notice in the form of Annex B; and

         (b) on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

                  (i) the representations and warranties contained in Exhibit III to the Agreement are true and correct in all material respects on and as of the date of such purchase or reinvestment as though made on and as of such date;

                  (ii) no event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes a Termination Event or an Unmatured Termination Event; and

                  (iii) the Capital does not exceed the Purchase Limit.

                                   EXHIBIT III
                         REPRESENTATIONS AND WARRANTIES

         1. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

         (a) The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign entity in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

         (b) The execution, delivery and performance by the Seller of the Agreement and the other Transaction Documents to which it is a party, including its use of the proceeds of purchases and reinvestments: (i) are within its organizational powers; (ii) have been duly authorized by all necessary organizational action; (iii) do not contravene or result in a default under or conflict with: (A) its certificate of incorporation, formation, limited liability company agreement or any other organizational document of the Seller,
(B) any material law, rule or regulation applicable to it, (C) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound, or (D) any material order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Seller.

         (c) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for its due execution, delivery and performance by the Seller of the Agreement or any other Transaction Document to which it is a party, other than the Uniform Commercial Code filings referred to in Exhibit II to the Agreement, all of which shall be filed within ten days after the date of the first purchase hereunder.

         (d) Each of the Agreement and the other Transaction Documents to which the Seller is a party constitutes its legal, valid and binding obligation enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (e) Except as set forth in Schedule V, there is no action, suit, proceeding or investigation pending before any court, regulatory body, arbitrator, administrative agency, or other tribunal or governmental instrumentality (a) asserting the invalidity of any Transaction Document, (b) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document or (c) seeking any determination or ruling that is reasonably likely to have a Material Adverse Effect.



                                     III-1

         (f) No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

         (g) The Seller is the legal and beneficial owner of, and has good title to, the Pool Receivables, the Lock-Box Accounts (and related lock-boxes) and Related Security, free and clear of any Adverse Claim. Upon each purchase or reinvestment, the Issuer shall acquire a valid and enforceable perfected undivided percentage ownership or security interest, to the extent of the Purchased Interest, in each Pool Receivable then existing or thereafter arising and in the Related Security, Collections and other proceeds with respect thereto, free and clear of any Adverse Claim. The Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Issuer in the Pool Assets and the Lock-Box Accounts (and related lock-boxes), which security interest is prior to all other Adverse Claims, and is enforceable as such against creditors of and purchasers from the Seller. The Receivables constitute "accounts", "general intangibles" or "tangible chattel paper" within the meaning of the applicable UCC. Each Lock-Box Account constitutes a "deposit account" within the meaning of the applicable UCC. The Seller has caused or will have caused, within ten (10) days after the first purchase hereunder, the filing of all appropriate UCC financing statements in the proper filing offices in the appropriate jurisdictions under applicable laws in order to perfect the security interest in the Pool Assets and the Lock-Box Accounts (and related lock-boxes) granted to the Issuer hereunder. Other than the security interest granted to the Issuer pursuant to this Agreement, Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Pool Assets or the Lock-Box Accounts (and related lock-boxes). Seller has not authorized the filing of and is not aware of any UCC financing statements against Seller that include a description of collateral covering the Pool Assets, other than any UCC financing statement relating to the security interest granted to the Issuer hereunder or that has been terminated. Seller is not aware of any judgment, ERISA or tax lien filings against the Seller. With respect to any Pool Receivable that constitutes "tangible chattel paper", the Servicer is in possession of the original copies of the tangible chattel paper that constitutes or evidences such Pool Receivables, and the Seller has filed or will cause to be filed within ten (10) days after the date hereof the financing statements described in this section above, each of which will contain a statement that "A purchase of or a grant of a security interest in any property described in this financing statement will violate the rights of the Issuer." The Pool Receivables to the extent they are evidenced by "tangible chattel paper" do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller or the Issuer.

         (h) Each Information Package (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Administrator in connection with the Agreement or any other Transaction Document to which it is a party is or will be complete and accurate in all material respects as of its date or (except as otherwise disclosed to the Administrator at such time) as of the date so furnished.


                                     III-2

         (i) The Seller's state of formation (as such term is used in the UCC) and the office where it keeps its records concerning the Receivables are located at the address referred to in Sections l(b) and 2(b) of Exhibit IV to the Agreement.

         (j) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule II to the Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrator in accordance with the Agreement) and all Lock-Box Accounts are subject to Lock-Box Agreements. With respect to all Lock-Box Accounts (and related lock-boxes), the Seller has delivered to the Administrator, on behalf of the Issuer, a fully executed Lock-Box Agreement pursuant to which the applicable Lock-Box Bank has agreed, following the occurrence and continuation of a Termination Event, to comply with all instructions given by the Administrator with respect to all funds on deposit in such Lock-Box Account (and all funds sent to the respective lock-box), without further consent by the Seller or the Servicer. None of the Lock-Box Accounts (and the related lock-boxes) are in the name of any Person other than the Seller or the Issuer. The Seller has not consented to any Lock-Box Bank's complying with instructions of any person other than the Administrator with respect to any Lock-Box Accounts administered by such Lock-Box Bank.

         (k) The Seller is not in violation of any material order of any court, arbitrator or Governmental Authority.

         (l) No proceeds of any purchase or reinvestment will be used for any purpose that violates any applicable law, rule or regulation, including Regulations T, U or X of the Federal Reserve Board.

         (m) Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable.

         (n) No event has occurred and is continuing, or would result from a purchase in respect of, or reinvestment in respect of, the Purchased Interest or from the application of the proceeds therefrom, that constitutes a Termination Event or an Unmatured Termination Event.

         (o) The Seller has accounted for each of its purchases of Receivables from the Originator in its books and financial statements as sales, consistent with generally accepted accounting principles.

         (p) The Seller has complied in all material respects with the provisions of the Credit and Collection Policy of the Originator with regard to each Receivable originated by the Originator.

         (q) The Seller has complied in all material respects with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents that are applicable to it.

         (r) The Seller's complete organizational name is set forth in the preamble to the Agreement, and it does not use and has not during the last six years used any other organizational name, trade name, doing-business name or fictitious name, except as set forth on Schedule III to


                                     III-3
the Agreement and except for names first used after the date of the Agreement and set forth in a notice delivered to the Administrator pursuant to Section 1(1)(iv) of Exhibit IV to the Agreement.

         (s) The Seller is not an "investment company," or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. In addition, the Seller is not a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         2. Representations and Warranties of Church & Dwight (in its capacity as the Servicer). Church & Dwight in its capacity and for so long as it serves as the Servicer, represents and warrants as follows:

         (a) Church & Dwight is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

         (b) The execution, delivery and performance by Church & Dwight of the Agreement and the other Transaction Documents to which it is a party, including the Servicer's use of the proceeds of purchases and reinvestments: (i) are within its organizational powers; (ii) have been duly authorized by all necessary organizational action; (iii) do not contravene or result in a default under or conflict with: (A) its certificate of incorporation, formation, limited liability company agreement or any other organizational document of Church & Dwight, (B) any material law, rule or regulation applicable to it, (C) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound, or (D) any material order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which Church & Dwight is a party have been duly executed and delivered by Church & Dwight.

         (c) No authorization, approval or other action by, and no notice to or filing with any Governmental Authority or other Person, is required for the due execution, delivery and performance by Church & Dwight of the Agreement or any other Transaction Document to which it is a party.

         (d) Each of the Agreement and the other Transaction Documents to which Church & Dwight is a party constitutes the legal, valid and binding obligation of Church & Dwight enforceable against Church & Dwight in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (e) The balance sheets of Church & Dwight and its consolidated Subsidiaries as at December 31, 2001, and the related statements of income and retained earnings for the fiscal


                                     III-4
year then ended, copies of which have been furnished to the Administrator, fairly present the financial condition of Church & Dwight and its consolidated Subsidiaries as at such date and the results of the operations of Church & Dwight and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 2001, there has been no event or circumstances which have had a Material Adverse Effect.

         (f) Except as disclosed in the most recent audited financial statements of Church & Dwight furnished to the Administrator, there is no action, suit, proceeding or investigation pending before any court, regulatory body, arbitrator, administrative agency, or other tribunal or governmental instrumentality (a) asserting the invalidity of any Transaction Document, (b) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document or (c) seeking any determination or ruling that is reasonably likely to have a Material Adverse Effect.

         (g) No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934. No proceeds of any purchase or reinvestment will be used for any purpose that violates any applicable law, rule or regulation, including Regulations T, U or X of the Federal Reserve Board.

         (h) Each Information Package (if prepared by Church & Dwight or one of its Affiliates, or to the extent that information contained therein is supplied by Church & Dwight or an Affiliate), written information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Servicer to the Administrator in connection with the Agreement is or will be complete and accurate in all material respects as of its date or (except as otherwise disclosed to the Administrator at such time) as of the date so furnished.

         (i) As of the Closing Date, the principal place of business, chief executive office and state of formation (as such terms are used in the UCC) of Church & Dwight and the office where it keeps its records concerning the Receivables are located at the address referred to in Section 2(b) of Exhibit IV to the Agreement.

         (j) Church & Dwight is not in violation of any order of any court, arbitrator or Governmental Authority, which could have a Material Adverse Effect.

         (k) The Servicer has complied in all material respects with the Credit and Collection Policy of the Originator with regard to each Receivable originated by the Originator.

         (l) Church & Dwight is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. In addition, Church & Dwight is not a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.


                                     III-5

                                   EXHIBIT IV
                                    COVENANTS

         1. Covenants of the Seller. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date all other amounts owed by the Seller under the Agreement to the Issuer, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

         (a) Compliance with Laws, Etc. The Seller shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its organizational existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

         (b) Offices, Records and Books of Account, Etc. The Seller: (i) shall keep its state of formation (as such term or similar terms are used in the UCC) and the office where it keeps its records concerning the Receivables at the address of the Seller set forth on Schedule IV or, pursuant to clause (1)(iv) below, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Issuer in the Receivables and related items (including the Pool Assets) have been taken and completed and (ii) shall provide the Administrator with at least 30 days' written notice before making any change in the Seller's name or making any other change in the Seller's identity or organizational structure (including a Change in Control) that could render any UCC financing statement filed in connection with this Agreement "seriously misleading" as such term (or similar term) is used in the UCC; each notice to the Administrator pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Seller also will maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

         (c) Performance and Compliance with Contracts and Credit and Collection Policy. Subject to clause (f), the Seller shall (and shall cause the Servicer to), at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the Originator's Credit and Collection Policy with regard to each Receivable and the related Contract.

         (d) Ownership Interest, Etc. The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim, in favor of the Issuer, including taking such action to perfect, protect or more fully evidence the interest of the Issuer as the Issuer, through the Administrator, may reasonably request.

         (e) Sales, Liens, Etc. Except as otherwise provided herein or in any other Transaction Document, Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under any Pool Assets (including the Seller's undivided interest in any Receivable, Related Security or Collections, or upon or with respect to any account to which any Collections of any Receivables are sent), or assign any right to receive income in respect of any items contemplated by this paragraph.

         (f) Extension or Amendment of Receivables. Except as provided in the Agreement or otherwise pursuant to the terms of the Credit and Collection Policy, the Seller shall not, and shall not permit the Servicer to, extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract (which term or condition relates to payments under, or the enforcement of, such Contract), provided that any modification to a Pool Receivable made pursuant to this clause
(f) may be reflected in an amendment, modification or waiver of the Contract governing such Receivable.

         (g) Change in Business or Credit and Collection Policy. Except as provided in the Agreement, the Seller shall not make (or permit the Originator to make) any material change in the character of its business, materially alter its Credit and Collection Policy, or make any change in the Credit and Collection Policy that would have a Material Adverse Effect with respect to the Receivables. The Seller shall not make (or permit the Originator to make) any other change in the Credit and Collection Policy without giving prior written notice thereof to the Administrator.

         (h) Audits. The Seller shall (and shall cause the Originator to), from time to time during regular business hours as reasonably requested in advance (unless a Termination Event or Unmatured Termination Event exists) by the Administrator, permit the Administrator, or its agents or representatives: (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of the Seller (or the Originator) relating to Receivables and the Related Security, including the related Contracts (subject to any confidentiality provisions contained therein), provided that, upon reasonable request by the Administrator, the Seller shall (or shall cause the Originator to) make copies of the general ledger, the trial balance or other information relating to the Receivables and the Related Security that have been reasonably requested by the Administrator, and send such copies (via electronic mail) to the Administrator, (ii) to visit the offices and properties of the Seller and the Originator for the purpose of examining such materials described in clause
(i) above, and to discuss matters relating to Receivables and the Related Security or the Seller's, Church & Dwight' or the Originator's performance under the Transaction Documents or under the Contracts with any of the officers, employees, agents or contractors of the Seller, Church & Dwight or the Originator having knowledge of such matters and (iii) without limiting the clauses (i) and (ii) above, to engage certified public accountants or other auditors acceptable to the Seller and the Administrator to conduct, at the Seller's expense annually, or if a Termination Event occurs and is continuing, from time to time on the reasonable request of the Administrator, a review of the Seller's books and records with respect to such Receivables; provided, however the Administrator may, at its expense, engage certified public accountants or other auditors to conduct reviews of the Seller's books and records relating to the Receivables from time to time as the Administrator reasonably decides is necessary.

         (i) Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Obligors. The Seller shall not, and shall not permit the Servicer or the Originator to, add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in Schedule II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller, the Originator, the Servicer or any Lock-Box Account (or related post office box), unless the Administrator shall have consented thereto in writing and the Administrator shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may request in connection therewith.

         (j) Deposits to Lock-Box Accounts. The Seller shall (or shall cause the Servicer to): (i) instruct (or shall have previously instructed) all Obligors to make payments of all Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis), and (ii) deposit, or cause to be deposited, any Collections received by it, the Servicer or the Originator into one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access not later than three (3) Business Days after receipt thereof. Each Lock-Box Account shall at all times be subject to a Lock-Box Agreement. The Seller will not (and will not permit the Servicer to) deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections.

         (k) Marking of Records. At its expense, the Seller shall enforce the obligations of the Originator to mark its master data processing records pursuant to the Sale Agreement.

         (l) Reporting Requirements. The Seller will provide to the Administrator (in multiple copies, if requested by the Administrator) the following:

                  (i) as soon as available and in any event within 90 days after the end of each fiscal year of the Seller, a copy of the unaudited financial statements for such year certified as to accuracy by the chief financial officer or treasurer of the Seller;

                  (ii) as soon as possible and in any event within 5 Business Days after a Responsible Officer has actual knowledge of the occurrence of each Termination Event or Unmatured Termination Event, a statement of the chief financial officer or treasurer of the Seller setting forth details of such Termination Event or Unmatured Termination Event and the action that the Seller has taken and proposes to take with respect thereto;

                  (iii) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 400l(a)(3) of ERISA) to which the Seller or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate;

                  (iv) at least fifteen days before any change in the Seller's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

                  (v) promptly after the Seller obtains knowledge thereof, notice of any: (A) material litigation, investigation or proceeding that may exist at any time between the Seller and any Person or (B) material litigation or proceeding relating to any Transaction Document;

                  (vi) promptly after a Responsible Officer of the Seller obtains knowledge of the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Seller, the Servicer or the Originator; and

                  (vii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller or any of its Affiliates as the Administrator may from time to time reasonably request.

         (m) Certain Agreements. Without the prior written consent of the Administrator, the Seller will not (and will not permit the Originator to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of Seller's certificate of formation, limited liability company agreement or other organizational document of the Seller.

         (n) Restricted Payments. (i) Except pursuant to clause (ii) below, the Seller will not: (A) purchase or redeem any shares of its capital stock, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as "Restricted Payments").

                  (ii) Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways:
         (A) the Seller may make cash payments (including prepayments) on the Company Note in accordance with its terms and cash purchases as provided in Section 3.2(a) of the Sale Agreement, and (B) if no amounts are then outstanding under the Company Note, the Seller may declare and pay dividends or other distributions.

                  (iii) The Seller may make Restricted Payments only out of the Seller's property and the funds it receives pursuant to Sections 1.4(b)(ii) and (iv) of the Agreement and that are available (x) after the application of Section 1.4(b)(i). Furthermore, the Seller shall not pay, make or declare: (A) any distributions if, after giving effect thereto, the Seller's tangible net worth would be less than $10,000,000.00, or (B) any Restricted

         Payment (including any dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.

         (o) Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents; (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers' acceptances) other than pursuant to or contemplated by the Transaction Documents or the Company Note; or
(iii) form any Subsidiary or make any investments in any other Person; provided, however, that the Seller shall be permitted to incur minimal obligations to the extent necessary for the day-to-day operations of the Seller (such as expenses for stationery, audits, maintenance of legal status, etc.).

         (p) Use of Seller's Share of Collections. The Seller shall apply the Seller's Share of Collections to make payments in the following order of priority: (i) the payment of its expenses then due and payable (including all obligations payable to the Issuer and the Administrator under the Agreement and under the Fee Letter); (ii) the payment of accrued and unpaid interest on the Company Note; and (iii) other legal and valid organizational purposes.

         (q) Tangible Net Worth. The Seller will not permit its tangible net worth, at any time, to be less than $10,000,000.00.

         2. Covenants of the Servicer and Church & Dwight. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date all other amounts owed by the Seller under the Agreement to the Issuer, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

         (a) Compliance with Laws, Etc. The Servicer and, to the extent that it ceases to be the Servicer, Church & Dwight shall comply (and shall cause the Originator to comply) in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its organizational existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

         (b) Offices, Records and Books of Account, Etc. The Servicer and, to the extent that it ceases to be the Servicer, Church & Dwight, shall keep (and shall cause the Originator to keep) its state of formation (as such terms or similar terms are used in the applicable UCC) and the office where it keeps its records concerning the Receivables at the address(es) set forth on Schedule IV or upon at least 30 days' prior written notice of a proposed change to the Administrator, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Issuer in the Receivables and related items (including the Pool Assets) have been taken and completed. The Servicer and, to the extent that it ceases to be the Servicer, Church & Dwight, also will (and will cause the Originator to) maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

         (c) Performance and Compliance with Contracts and Credit and Collection Policy. Subject to clause (d), the Servicer and, to the extent that it ceases to be the Servicer, Church & Dwight, shall (and shall cause the Originators to), at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it as Servicer under the Contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.

         (d) Extension or Amendment of Receivables. Except as provided in the Agreement or otherwise pursuant to the terms of the Credit and Collection Policy, the Servicer and, to the extent that it ceases to be the Servicer, Church & Dwight, shall not extend (and shall not permit the Originators to extend), the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract (which term or condition relates to payments under, or the enforcement of, such Contract), provided that any modification to a Pool Receivable made pursuant to this clause (d) may be reflected in an amendment, modification or waiver of the Contract governing such Receivable.

         (e) Change in Business or Credit and Collection Policy. The Servicer and, to the extent that it ceases to be the Servicer, Church & Dwight, shall not make (and shall not permit the Originator to make) any material change in the character of its business, materially alter the Credit and Collection Policy, or make any change in the Credit and Collection Policy that would have a Material Adverse Effect. The Servicer and, to the extent that it ceases to be the Servicer, Church & Dwight, shall not make (and shall not permit the Originator to make) any other change in the Credit and Collection Policy without giving prior written notice thereof to the Administrator.

         (f) Audits. The Servicer and, to the extent that it ceases to be the Servicer, Church & Dwight, shall (and shall cause the Originator to), from time to time during regular business hours as reasonably requested in advance (unless a Termination Event or Unmatured Termination Event exists) by the Administrator, permit the Administrator, or its agents or representatives: (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in its possession or under its control relating to Receivables and the Related Security, including the related Contracts (subject to any confidentiality provisions therein), provided that, upon reasonable request by the Administrator, the Servicer shall (or shall cause the Seller to) make copies of the general ledger, the trial balance or other information relating to the Receivables and the Related Security that have been reasonably requested by the Administrator, and send such copies (via electronic mail) to the Administrator; (ii) to visit its offices and properties for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or its performance hereunder or under the Contracts with any of its officers, employees, agents or contractors having knowledge of such matters and (iii), without limiting the clauses (i) and
(ii) above, to engage certified public accountants or other auditors acceptable to the Servicer and the

Administrator to conduct, at the Servicer's expense annually, or if a Termination Event occurs and is continuing, from time to time on the reasonable request of the Administrator, a review of the Servicer's books and records with respect to such Receivables provided, however the Administrator may, at its expense, engage certified public accountants or other auditors to conduct reviews of the Servicer's books and records relating to the Receivables from time to time as the Administrator reasonably decides is necessary.

         (g) Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Obligors. The Servicer and, to the extent that it ceases to be the Servicer, Church & Dwight, shall not (and shall not permit the Originator to) add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in Schedule II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Servicer or any Lock-Box Account (or related post office box), unless the Administrator shall have consented thereto in writing and the Administrator shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may request in connection therewith.

         (h) Deposits to Lock-Box Accounts. The Servicer shall: (i) instruct all Obligors to make payments of all Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis); and (ii) deposit, or cause to be deposited, any Collections received by it into one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access not later than three (3) Business Days after receipt thereof; Each Lock-Box Account shall at all times be subject to a Lock-Box Agreement. The Servicer will not (and will not permit the Seller to) deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections.

         (i) Marking of Records. At its expense, the Servicer shall mark its master data processing records relating to Pool Receivables and related Contracts, including with a legend evidencing that the undivided percentage ownership interests with regard to the Purchased Interest related to such Receivables and related Contracts have been sold in accordance with the Agreement.

         (j) Reporting Requirements. Church & Dwight shall provide to the Administrator (in multiple copies, if requested by the Administrator) the following:

                  (i) as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of Church & Dwight, balance sheets of Church & Dwight and the consolidated Subsidiaries of Church & Dwight as of the end of such quarter and statements of income, retained earnings and cash flow of Church & Dwight and consolidated Subsidiaries of Church & Dwight for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of such Person;

                  (ii) as soon as available and in any event within 90 days after the end of each fiscal year of Church & Dwight, a copy of the annual report for such year for Church &

         Dwight and its consolidated Subsidiaries, containing financial statements for such year audited by independent certified public accountants of nationally recognized standing;

                  (iii) as to the Servicer only, as soon as available and in any event not later than 2 days prior to the Monthly Settlement Date, an Information Package as of the most recently completed fiscal month or, if in the opinion of the Administrator reasonable grounds for insecurity exist with respect to the collectibility of the Pool Receivables or with respect to the Seller or Servicer's performance or ability to perform its obligations under the Agreement, within 10 Business Days of a request by the Administrator, an Information Package for such periods as is specified by the Administrator (but in no event more frequently than weekly);

                  (iv) as soon as possible and in any event within 5 Business Days after a Responsible Officer of Church & Dwight becoming aware of the occurrence of each Termination Event or Unmatured Termination Event, a statement of the chief financial officer of Church & Dwight setting forth details of such Termination Event or Unmatured Termination Event and the action that such Person has taken and proposes to take with respect thereto;

                  (v) promptly after the sending or filing thereof, copies of all reports that Church & Dwight sends to any of its security holders generally in their capacity as such, and copies of all reports and registration statements that Church & Dwight or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange; provided, that any filings with the Securities and Exchange Commission that have been granted "confidential" treatment shall be provided promptly after such filings have become publicly available;

                  (vi) promptly after the filing or receiving thereof notice of and, upon the request of the Administrator, copies of all reports and notices that Church & Dwight or any Affiliate of Church & Dwight files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that such Person or any of its Affiliates receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which such Person or any Affiliate of Church & Dwight is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on Church & Dwight and/or any such Affiliate;

                  (vii) at least thirty days before any change in Church & Dwight' or any Originator's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

                  (viii) promptly after Church & Dwight obtains knowledge thereof, notice of any: (A) litigation, investigation or proceeding that may exist at any time between Church & Dwight or any of its Subsidiaries and any Governmental Authority that, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect; (B) litigation or proceeding adversely affecting such Person or any of its

         Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought; or (C) litigation or proceeding relating to any Transaction Document;

                  (ix) promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of Church & Dwight or any of its Subsidiaries; and

                  (x) such other information respecting the Receivables or the condition or operations, financial or otherwise, of Church & Dwight or any of its Affiliates as the Administrator may from time to time reasonably request.

         3. Separate Existence. Each of the Seller and Church & Dwight hereby acknowledges that the Purchasers, the Issuer and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller's identity as a legal entity separate from Church & Dwight and its Affiliates. Therefore, from and after the date hereof, each of the Seller and Church & Dwight shall take all steps specifically required by the Agreement or reasonably required by the Administrator to continue the Seller's identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of Church & Dwight and any other Person, and is not a division of Church & Dwight, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and Church & Dwight shall take such actions as shall be required in order that:

         (a) The Seller will be a limited purpose entity whose primary activities are restricted in its operating agreement to: (i) purchasing or otherwise acquiring from the Originator (or their Affiliates), owning, holding, granting security interests or selling interests in Pool Assets (or other receivables originated by the Originator or their Affiliates, and certain related assets), (ii) entering into agreements for the selling and servicing of the Receivables Pool (or other receivables pools originated by the Originator or their Affiliates), and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

         (b) The Seller shall not engage in any business or activity, or incur any indebtedness or liability, other than as expressly permitted by the Transaction Documents;

         (c) Not less than one member of the Seller's Directors (the "Independent Director") shall be an individual who is not a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate or supplier of Church & Dwight or any of its Affiliates. The operating agreement of the Seller shall provide that: (i) the Seller's Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (ii) such provision cannot be amended without the prior written consent of the Independent Director;

         (d) The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, Church & Dwight or any Affiliate thereof;

         (e) Any employee, consultant or agent of the Seller will be compensated from the Seller's funds for services provided to the Seller. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee, and a manager, which manager will be fully compensated from the Seller's funds. Church & Dwight shall not enter into, or be a party to, any transaction with the Seller, except in the ordinary course of its business and on terms which are intrinsically fair and not less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party;

         (f) The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicer the Servicing Fee pursuant hereto. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager's fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that Church & Dwight shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;

         (g) The Seller's operating expenses will not be paid by Church & Dwight or any other Affiliate thereof;

         (h) All of the Seller's business correspondence and other communications shall be conducted in the Seller's own name and on its own separate stationery;

         (i) The Seller's books and records will be maintained separately from those of Church & Dwight and any other Affiliate thereof;

         (j) All financial statements of Church & Dwight or any Affiliate thereof that are consolidated to include Seller will contain detailed notes clearly stating that: (i) a special purpose entity exists as a Subsidiary of Church & Dwight, and (ii) the Originator have sold receivables and other related assets to such special purpose Subsidiary that, in turn, has sold undivided interests therein to certain financial institutions and other entities;

         (k) The Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of Church & Dwight or any Affiliate thereof;

         (l) The Seller will strictly observe organizational formalities in its dealings with Church & Dwight or any Affiliate thereof, and funds or other assets of the Seller will not be commingled with those of Church & Dwight or any Affiliate thereof except as permitted by the Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which Church & Dwight or any Affiliate thereof has independent access. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of Church & Dwight or any Subsidiary or other Affiliate of Church & Dwight. The Seller will pay to the appropriate

Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate;

         (m) The Seller will maintain arm's-length relationships with Church & Dwight (and any Affiliate thereof). Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller. Neither the Seller nor Church & Dwight will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller and Church & Dwight will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity; and

         (n) Church & Dwight shall not pay the salaries of Seller's employees, if any.

                                    EXHIBIT V
                               TERMINATION EVENTS

         Each of the following shall be a "Termination Event":

         (a) (i) the Seller, Church & Dwight, the Originator or the Servicer (if Church & Dwight or any of its Affiliates) shall fail to perform or observe any term, covenant or agreement under the Agreement or any other Transaction Document and, except as otherwise provided herein, such failure shall continue for 30 days after knowledge or notice thereof, (ii) the Seller or the Servicer shall fail to make when due any payment or deposit to be made by it under the Agreement and such failure shall continue unremedied for two Business Days or
(iii) Church & Dwight shall resign as Servicer, and no successor Servicer reasonably satisfactory, to the Administrator shall have been appointed;

         (b) Church & Dwight (or any Affiliate thereof) shall fail to transfer to any successor Servicer when required any rights pursuant to the Agreement that Church & Dwight (or such Affiliate) then has as Servicer;

         (c) any representation or warranty made or deemed made by the Seller, Church & Dwight or Originator (or any of their respective officers) under or in connection with the Agreement or any other Transaction Document, or any information or report delivered by the Seller, Church & Dwight or Originator or the Servicer pursuant to the Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered;

         (d) the Seller or the Servicer shall fail to deliver the Information Package pursuant to the Agreement, and such failure shall remain unremedied for two Business Days;

         (e) the Agreement or any purchase or reinvestment pursuant to the Agreement shall for any reason: (i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership or security interest to the extent of the Purchased Interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, or (ii) cease to create with respect to the Pool Assets, or the interest of the Issuer with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim;

         (f) the Seller, Church & Dwight, or any Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, Church & Dwight, or any Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, Church & Dwight, or any Originator shall take any corporate or organizational action to authorize any of the actions set forth above in this paragraph;

         (g) (i) the (A) Default Ratio shall exceed 1.5% or (B) the Delinquency Ratio shall exceed 3.5% or (ii) the average for three consecutive fiscal months of: (A) the Default Ratio shall exceed 1.0%, (B) the Delinquency Ratio shall exceed 2.75%, (C) the Dilution Ratio shall exceed 3.5%, or (D) the Specific Dilution Ratio shall exceed 18%;

         (h) a Change in Control shall occur;

         (i) at any time (i) the sum of (A) the Capital plus (B) the Total Reserves, exceeds (ii) the sum of (A) the Net Receivables Pool Balance at such time plus (B) the Issuer's Share of the amount of Collections then on deposit in the Lock-Box Accounts (other than amounts held in trust therein representing Discount and fees), and such circumstance shall not have been cured within two Business Days;

         (j) (i) Church & Dwight or any Originator shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $10,000,000in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (and shall have not been waived or cured); or (ii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument (and shall have not been waived or cured), if, in either case: (a) the effect of such non-payment, event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt, or (b) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case before the stated maturity thereof; or

         (k) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) involving any Benefit Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Benefit Plan or any lien in favor of the Pension Benefit Guaranty Corporation or a Benefit Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Administrator, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (v) any

Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Administrator is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would, in the reasonable judgment of the Administrator, reasonably be expected to have a Material Adverse Effect.

                                   SCHEDULE I
                          CREDIT AND COLLECTION POLICY





                                  Schedule I-1

                                   SCHEDULE II
                      LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS



Lock-Box                              Accounts
--------                              --------




                                  Schedule II-1

                                  SCHEDULE III
                                   TRADE NAMES

                                      None.







                                 Schedule III-1

                                   SCHEDULE IV
                                OFFICE LOCATIONS





The Principal Place of Business, Chief Executive Office and State of Formation of the Seller is:

101 Thanet Circle, Princeton, New Jersey 08540. Seller is a Delaware limited liability company.

The Seller maintains its master books and records relating to Receivables at:

101 Thanet Circle , Princeton, New Jersey 08540.

The Principal Place of Business, Chief Executive Office and State of Formation of the Servicer:

469 North Harrison Street, Princeton, New Jersey 08540. Servicer is a Delaware corporation.

The Servicer maintains its master books and records relating to the Receivables at:

469 North Harrison Street, Princeton, New Jersey 08540.



                                  Schedule IV-1

                                   SCHEDULE V

                                   PROCEEDINGS

                                      None.






                                  Schedule IV-1

                                                                         ANNEX A
                                               TO RECEIVABLES PURCHASE AGREEMENT

                           FORM OF INFORMATION PACKAGE




                                    Annex A-1

                                                                         ANNEX B
                                               TO RECEIVABLES PURCHASE AGREEMENT

                             FORM OF PURCHASE NOTICE





                                    Annex B-1

                             FORM OF PURCHASE NOTICE

                             _______________, [200_]



PNC Bank, National Association
One PNC Plaza, 26th Floor
249 Fifth Avenue
Pittsburgh, PA 15222-2707

Ladies and Gentlemen:

         Reference is hereby made to the Receivables Purchase Agreement, dated as of January 16, 2003 (as heretofore amended or supplemented, the "Receivables Purchase Agreement"), among Harrison Street Funding, LLC, ("Seller"), Church & Dwight Co., Inc., as Servicer, Market Street Funding Corporation ("Issuer'") and PNC Bank, National Association, (the "Administrator"). Capitalized terms used in this Purchase Notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

         This letter constitutes a Purchase Notice pursuant to Section 1.2(a) of the Receivables Purchase Agreement. Seller desires to sell an undivided variable interest in a pool of receivables on _______________, [200_], for a purchase price of $_______________. Subsequent to this Purchase, the aggregate outstanding Capital will be $_______________.

         Seller hereby represents and warrants as of the date hereof, and as of the date of Purchase, as follows:

         (i) the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are correct on and as of such dates as though made on and as of such dates and shall be deemed to have been made on such dates;

         (ii) no Termination Event or Unmatured Termination Event has occurred and is continuing, or would result from such purchase;

         (iii) after giving effect to the purchase proposed hereby, the aggregate outstanding Capital of the Purchased Interest will not exceed 100% and the Capital will not exceed the Purchase Limit; and

         (iv) the Facility Termination Date shall not have occurred.

         IN WITNESS WHEREOF, the undersigned has caused this Purchase Notice to be executed by its duly authorized officer as of the date first above written.

                                             HARRISON STREET FUNDING, LLC




                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                                                         ANNEX C
                                               TO RECEIVABLES PURCHASE AGREEMENT

                             FORM OF PAYDOWN NOTICE


                                    Annex C-1

                                                                       EXECUTION

                             FORM OF PAYDOWN NOTICE

                                          ,
                                ----------  ----



PNC Bank, National Association
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
Attention:
            --------------

Ladies and Gentlemen:

         Reference is hereby made to the Receivables Purchase Agreement, dated as of January 16, 2003 (as amended, supplemented or otherwise modified, the "Receivables Purchase Agreement"), among Harrison Street Funding, LLC, as Seller, Church & Dwight Co., Inc., as Servicer, Market Street Funding Corporation, as Issuer and PNC Bank, National Association, as Administrator. Capitalized terms used in this paydown notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

         This letter constitutes a paydown notice pursuant to Section 1.4(f)(i) of the Receivables Purchase Agreement. The Seller desires to reduce the Capital on _______________, _____(1) by the application of $_______________ in cash to pay Capital and Discount to accrue (until such cash can be used to pay commercial paper notes) with respect to such Capital, together with all costs related to such reduction of Capital.




----------
(1) Notice must be given at least three Business Days' prior to the requested paydown date, in the case of reductions in excess of $10,000,000, or at least one Business Day prior to the requested paydown date, in the case of reductions of $10,000,000 or less.

         IN WITNESS WHEREOF, the undersigned has caused this paydown notice to be executed by its duly authorized officer as of the date first above written.

                                             HARRISON STREET FUNDING, LLC



                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------




                                      S-1